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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hollinger International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

712 Fifth Avenue • New York, New York 10019

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders of HOLLINGER INTERNATIONAL INC. (the “Company”) will be held at 10:00 a.m., Tuesday, June 13, 2006 at St. Regis Hotel, Two East 55th Street, New York, New York 10022, for the following purposes:

1. To elect a Board of Directors (“Proposal 1”);

2. To amend the Company’s Restated Certificate of Incorporation to change the name of the Company to “Sun-Times Media Group Inc.” (“Proposal 2”);

3. To adopt the Executive Cash Incentive Plan (“Proposal 3”); and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only the holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on May 1, 2006 (the “Record Date”) are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock held on the Record Date. Each stockholder is entitled to ten votes for each share of Class B Common Stock held on the Record Date.

All stockholders and others attending the 2006 Annual Meeting of Stockholders will be required to show valid picture identification. If you do not have valid picture identification, you will not be admitted to the 2006 Annual Meeting of Stockholders. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the 2006 Annual Meeting of Stockholders. Please arrive early enough to allow yourself adequate time to clear security.

By order of the Board of Directors
James R. Van Horn
Vice President
General Counsel and Secretary
May •, 2006
New York, New York

The presence in person and/or by proxy of the holders of outstanding shares of stock that have one-third of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If you do not expect to be physically present at the meeting, you may be considered present by proxy. Proxies for shares of stock may be submitted by executing the accompanying proxy form and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States, or by electronically submitting your proxy voting instructions by telephone or via the Internet. Instructions for the electronic submission of proxies by telephone or via the Internet are attached to the accompanying proxy form.

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 3 ADOPTION OF THE CASH INCENTIVE PLAN
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS
MISCELLANEOUS
APPENDIX A
APPENDIX B

2006 ANNUAL MEETING OF STOCKHOLDERS OF

712 Fifth Avenue • New York, New York 10019

TO BE HELD ON JUNE 13, 2006

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is being solicited by the Board of Directors of Hollinger International Inc. (the “Company”) for use at the 2006 Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All direct and indirect expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May •, 2006. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding the proxy materials to beneficial owners of the Company’s stock.

The Company has two classes of securities outstanding and entitled to vote at the 2006 Annual Meeting of Stockholders, its Class A common stock, par value $.01 per share (“Class A Common Stock”), and its Class B common stock, par value $.01 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). At the close of business on April 14, 2006, the Company had 74,045,355 issued and outstanding shares of Class A Common Stock (excluding 13,962,667 treasury shares not entitled to vote) and 14,990,000 issued and outstanding shares of Class B Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class with respect to all matters submitted to a vote of the stockholders.

The presence at the meeting, in person or by proxy, of the holders of outstanding shares of stock that have one-third of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. In accordance with Delaware law, abstentions and “broker non-votes” (if any) will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for the proposal to elect directors and, therefore, will not affect the outcome of the vote on this proposal. With respect to the proposal to amend the Restated Certificate of Incorporation, the proposal to approve the Cash Incentive Plan and any other business properly brought before the meeting, abstentions and broker non-votes (if any) will have the effect of a vote against the matter being considered. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, (i) directors shall be elected by a plurality of the votes cast of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, (ii) the affirmative vote of a majority of all outstanding shares of stock entitled to vote thereon is required to approve the proposal to amend the Restated Certificate of Incorporation and (iii) the affirmative vote of a majority in voting interest of shares present in person or by proxy at the meeting and entitled to vote on the subject matter thereof is required to approve the adoption of the Cash Incentive Plan and for any other business that properly comes before the meeting. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. The presence at the meeting, in person or by proxy, of Hollinger Inc., a publicly-traded Canadian company that controls approximately 66.8% of the combined voting power of both classes of the Company’s Common Stock, is required in order for there to be a quorum at the 2006 Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Properly executed proxies will be voted as marked, and if not marked, will be voted FOR the election of the persons named below as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has determined that, until changed by the Board of Directors, the Board of Directors shall consist of nine directors as of the election of the directors at the 2006 Annual Meeting of Stockholders. If any nominee does not remain a candidate at the time of the meeting (a situation that management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors. If there is no such substitute, the size of the Board will be reduced automatically to eliminate the vacancy.

Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

John F. Bard	65	January 2006	Bard served as Chief Financial Officer of Wm. Wrigley Jr. Company, a major producer, marketer and distributor of chewing gum, from 1990 to 2000. Bard also held the position of Executive Vice President at Wm. Wrigley Jr. Company from 1999 to 2000, and from 1990 to 1999, Bard was Senior Vice President. Prior thereto, Bard was Group Vice President and Chief Financial Officer and later President of Tambrands, Inc., a manufacturer of personal hygiene products. Bard began his business career in 1963 in financial management with The Procter & Gamble Company, a diversified producer, manufacturer and distributor of branded products. Bard is also a director of Weight Watchers International, Inc., a United States public reporting company.
[Stanley M. Beck, Q.C.]	[71]	[January 2006]	[Beck is a former Chairman of the Ontario Securities Commission and former Dean of Osgoode Hall Law School. He became a director of Hollinger Inc. in July 2005 and was appointed Chair of the Board of Directors of Hollinger Inc. in April 2006. Beck also serves on the boards of a number of other Canadian public companies.]
[Randall C. Benson]	[46]	[January 2006]	[Benson joined the Board of Hollinger Inc. and was named Chief Restructuring Officer of that company in July 2005. He was interim Chief Executive Officer and special advisor to the Board of CFM Corporation, a manufacturer of hearth and heating products. From January to April 2005, Benson was Chief Restructuring Officer of Ivaco Inc., a major Canadian steel company, and Senior Vice President and Chief Financial Officer of Call-Net Enterprises Inc., which owned Sprint Canada.]

		Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

Cyrus F. Freidheim, Jr.	70	October 2005	Freidheim has been Chairman of Old Harbour Partners, a private investment firm he founded, since 2004. From 2002 to 2004, Freidheim was Chairman, President and Chief Executive Officer of Chiquita Brands International Inc., a major producer, marketer and distributor of fresh produce. From 1990 to 2002, Freidheim was Vice Chairman and Senior Vice President at Booz Allen & Hamilton International, a management consulting firm, in Chicago, Illinois, having joined Booz Allen & Hamilton International in 1966. Freidheim currently serves as a director of Allegheny Energy Inc., HSBC Finance Corporation and SITEL Corporation, all of which are United States public reporting companies.
John M. O’Brien	63	August 2005	O’Brien served as the Chief Financial Officer of The New York Times Company, a major newspaper publisher, from 1998 to 2001. O’Brien joined The New York Times Company in 1960. He served in positions of increasing responsibility in the accounting and finance areas before being named a Vice President in 1980 and following that held several senior executive positions in the operations, finance and labor relations areas, including Senior Vice President for Operations, Deputy General Manager for the New York Times newspaper and Deputy Manager of The New York Times Company.
Gordon A. Paris	52	May 2003	Paris was appointed Interim Chairman in January 2004 and as Interim President and Chief Executive Officer in November 2003. On January 26, 2005, the Board of Directors eliminated the word ‘‘Interim” from Paris’ titles. Paris is also the Advisory Director at Berenson & Company, a private investment bank. Prior to joining Berenson & Company in February 2002, Paris was Head of Investment Banking at TD Securities (USA) Inc., an investment bank subsidiary of The Toronto-Dominion Bank. Paris joined TD Securities (USA) Inc. as Managing Director and Group Head of High Yield Origination and Capital Markets in March 1996 and became a Senior Vice President of The Toronto-Dominion Bank in 2000.

		Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

Graham W. Savage	57	July 2003	Savage served for 21 years, seven years as the Chief Financial Officer, at Rogers Communications Inc., a major Toronto-based media and communications company. Savage currently serves as Chairman of Callisto Capital LP, a merchant banking firm based in Toronto, and as a director and a member of the audit committee of Canadian Tire Corporation, Limited. Savage is also a director and chairman of the audit committee of Royal Group Technologies Limited. All of the above companies are Canadian public reporting companies.
Raymond G.H. Seitz	65	July 2003	Seitz served as Vice Chairman of Lehman Brothers (Europe), an investment bank, from April 1995 to April 2003, following his retirement as the American Ambassador to the Court of St. James’ from 1991 to 1995. From 1989 to 1991, Seitz was Assistant Secretary of State for Europe and Canada. Seitz currently serves as a director of The Chubb Corporation and PCCW Limited, both of which are United States public reporting companies.
Raymond S. Troubh	79	January 2006	Troubh has been a financial consultant, his principal occupation, since prior to 1989, and has been a non-executive director of more than 25 public companies. He is a former Governor of the American Stock Exchange and a former general partner of Lazard Frères & Co., an investment banking firm. Troubh is a director of Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc., Portland General Electric Company and Triarc Companies, Inc., all of which are United States public reporting companies.

Prior to the 2006 Annual Meeting of Stockholders, the Company initiated a conversation with Hollinger Inc. regarding Hollinger Inc.’s intention to retain seats on the Board of Directors. The Board of Directors maintains its strong belief that no member of the Hollinger Inc. Board should sit on the Board of Directors due to the serious conflicting fiduciary duties that arise from such dual Board membership and that any such individual, if elected, could not be deemed to be an independent director due to such person’s affiliation with Hollinger Inc. and Hollinger Inc.’s unique relationship with the Company. The Board of Directors also desired to avoid a repeat of the events that preceded the Company’s 2005 Annual Meeting of Stockholders, which resulted in Hollinger Inc. nominating and electing Messrs. Beck and Benson to serve on the Board of Directors. Because Hollinger Inc.’s controlling interest status gives it the ability to singly elect nominees to the serve on the Company’s Board of Directors, the Company proposed in a letter to Hollinger Inc. that if Hollinger Inc. indicated to the Company that it intended to elect Messrs. Beck and Benson to serve on the Board of Directors at the 2006 Annual Meeting of Stockholders, then the Company would, solely as an accommodation to Hollinger Inc., include Messrs. Beck and Benson on the Company’s slate of nominees to serve on the Board of Directors. Hollinger Inc.’s response indicated that it would seek to nominate two individuals to serve on the Board of Directors, but did not indicate the identity of such individuals. Hollinger Inc. has indicated to the Company that it will disclose the identity of such individuals prior to the distribution of this proxy statement to the Company’s stockholders. As such, the Company reserves the right to include, or not to include, the individuals identified by Hollinger Inc. in the Company’s slate of nominees to serve on the Board of Directors.

Stockholder Approval Required

At the 2006 Annual Meeting of Stockholders, directors shall be elected by a plurality of the votes cast of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. The stockholders of the Company are not entitled to vote cumulatively on the election of directors. The holders of Class A Common Stock and Class B Common Stock are entitled to vote in the election of directors and vote together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

ADOPTION OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

In April 2006, the Board of Directors adopted a resolution to amend Article First of the Company’s Restated Certificate of Incorporation to change the name of the Company from Hollinger International Inc. to Sun-Times Media Group Inc. The Board of Directors has determined the amendment to be advisable and recommends that the Company’s stockholders vote to approve the amendment. A copy of the form of certificate of amendment is attached as Appendix A. The following is the text of Article First of the Company’s Restated Certificate of Incorporation, as proposed to be amended:

FIRST:  The name of the corporation is Sun-Times Media Group Inc. (hereinafter the “Corporation”). The name under which the Corporation was originally incorporated is Hollinger U.S. Holdings, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 28, 1990.

In recent years, the Company has been involved in a series of disputes, investigations and proceedings arising from matters detailed by the Board’s Special Committee in its Report, dated August 30, 2004 (the “Report”). Some of these disputes, investigations and proceedings have involved Hollinger Inc. These matters have resulted in confusion in the marketplace between Hollinger Inc. and Hollinger International Inc. and a negative perception of the “Hollinger” name.

The Company’s largest daily newspaper, The Chicago Sun-Times, has a firmly established name that is readily recognized by the public. The Company believes that the proposed name change to Sun-Times Media Group Inc. allows the Company to take advantage of its strongest and most recognizable brand, thereby fostering easy consumer identification.

Additionally the Company believes that the proposed name change to Sun-Times Media Group Inc. will help establish with the public that the Company’s offering of products extends beyond print and positions the Company as a provider of news content through diverse media sources.

Stockholder Approval Required

At the 2006 Annual Meeting of Stockholders, the amendment of the Restated Certificate of Incorporation must be approved by a majority of the outstanding Common Stock of the Company entitled to vote thereon. The holders of Class A Common Stock and Class B Common Stock vote together as a single class for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

PROPOSAL 3

ADOPTION OF THE CASH INCENTIVE PLAN

Our stockholders are being asked to approve the Hollinger International Inc. Executive Cash Incentive Plan (the “Cash Incentive Plan”). The Board of Directors adopted the Cash Incentive Plan on May •, 2006, subject to stockholder approval at the annual meeting. If Proposal 3 is adopted, the Board of Directors intends to amend the Company’s 2006 Long Term Incentive Plan to provide that any cash incentive awards granted thereunder will be administered under and payable pursuant to the terms of the Cash Incentive Plan. In addition, if Proposal 3 is adopted, the Company and its executive officers will enter into amendments to such executive officers’ employment agreements providing that their annual bonuses will be subject to the terms of, and payable pursuant to, the Cash Incentive Plan.

The Board of Directors has determined that it is advisable and in the best interests of the Company and the stockholders to adopt the Cash Incentive Plan. The Board of Directors has adopted the Cash Incentive Plan, subject to stockholder approval. The purpose of the Cash Incentive Plan is to promote the success of the Company by (i) compensating and rewarding participating executives with cash bonuses for the achievement of performance targets with respect to a specified performance period and (ii) motivating such executives by giving them opportunities to receive bonuses directly related to such performance. The Cash Incentive Plan is generally intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of Internal Revenue Code of 1986, as amended (the “Code”). A copy of the Cash Incentive Plan is attached hereto as Appendix B. The following summary of the material features of the Cash Incentive Plan is qualified in its entirety by reference to the complete text of the Cash Incentive Plan.

Section 162(m) of the Code generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. That is, Section 162(m) of the Code does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Cash Incentive Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code and related IRS regulations. Section 162(m) of the Code requires that certain material terms of the Cash Incentive Plan, including the business criteria and maximum amounts payable, be approved by the Company’s shareholders.

Administration.  The Cash Incentive Plan is administered by the Compensation Committee, which is selected by our Board of Directors and is composed of three members of our Board, each of whom is required to be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Cash Incentive Plan, including authority to determine eligibility for participation, establish the maximum award that may be earned by each participant, which may be expressed in terms of dollar amount, percentage of salary or any other measurement, establish goals for each participant, establish the applicable performance period, calculate and determine each participant’s level of attainment of these goals and calculate an award for each participant based upon the level of attainment. Except as otherwise specifically limited in the Cash Incentive Plan, the Compensation Committee has full power and authority to construe, interpret and administer our incentive plan.

Eligibility.  The Cash Incentive Plan provides that the Compensation Committee will designate the officers and other key executives who will be eligible for awards for the “performance period” during which performance is measured. A performance period is any period of at least 12 months, as determined by the Compensation Committee.

Bonus Awards and Performance Goals.  The Compensation Committee will establish for each performance period a maximum award, and, if the Compensation Committee so determines, a target and/or threshold award, and goals relating to our and/or our subsidiaries’, divisions’, departments’, and/or functional performance for each participant, or “performance goals.” The Compensation Committee will communicate these performance goals to each participant prior to or during the applicable performance period. Participants will earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by the Compensation Committee.

The performance goals for participants will be based on attainment of specific levels of our performance and/or the performance of our subsidiaries, divisions or departments, as applicable, with reference to one or more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, amortization and/or rents;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory control.

As soon as practicable following the end of the applicable performance period, the Compensation Committee will certify the attainment of the performance goals and will calculate the award, if any, payable to each participant. Bonus awards will be paid in a lump sum cash payment as soon as practicable following the determination of the applicable amount by our compensation committee. The Compensation Committee retains the right to reduce any award, in its discretion. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is $10  million.

Termination or Amendment of Plan.  The Compensation Committee may amend, suspend or terminate the Cash Incentive Plan at any time, provided that no amendment may be made without the approval of our shareholders if the effect of any amendment would be to cause outstanding or pending awards that are intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code to cease to qualify for this exception.

New Plan Benefits

Future amounts payable to eligible participants under the Cash Incentive Plan are based on satisfaction of certain performance goals in each applicable performance period and, therefore, are not determinable at this time.

Stockholder Approval Required

The Treasury Regulations promulgated under Section 162(m) of the Code require the affirmative vote of a majority of the votes cast on the issue at the meeting to approve the Cash Incentive Plan. The holders of Class A Common Stock and Class B Common Stock are entitled to vote together as a single class on this proposal. However, pursuant to the Company’s Bylaws, the affirmative vote of a majority in voting interest of shares present in person or by proxy at the meeting and entitled to vote on the subject matter thereof will be required to approve the adoption of the Cash Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE CASH INCENTIVE PLAN.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

During fiscal year 2005, the Board of Directors held four meetings. No incumbent directors who were also directors during fiscal year 2005 attended fewer than 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members. All members of the Board of Directors are expected to attend the 2006 Annual Meeting of Stockholders, unless unusual circumstances would prevent such attendance. All members of the Board of Directors are also nominees for election. At the 2005 Annual Meeting of Stockholders, held on January 24, 2006, other than Stanley M. Beck, all members of the Board of Directors then elected were in attendance.

The Board of Directors has categorical standards of director independence and annually makes a determination as to the independence of each director, taking into consideration these standards and such other factors as the Board deems relevant. The Board of Directors has determined that Gordon A. Paris (“Paris”), Randall C. Benson (“Benson”) and Stanley M. Beck (“Beck”) are not independent directors. All other directors were determined to be independent by the Board of Directors.

The table below provides membership and meeting information for the standing committees, as well as the special committees, of the Board of Directors for the fiscal year 2005. The Board of Directors determined that all members of the Audit, Compensation and Nominating & Governance Committees for the fiscal year 2005 were independent.

Corporate
					Nominating &				Review		Special
Name	Audit		Compensation		Governance		Executive		Committee		Committee

Conrad M. Black							X
Richard R. Burt	X		X				X		X
Henry A. Kissinger					X	(C)			X
Shmuel Meitar									X
Gordon A. Paris									X	(C)	X	(C)
Richard N. Perle									X
Graham W. Savage	X	(FE)					X		X		X
Raymond G.H. Seitz					X		X	(C)	X		X
James R. Thompson	X	(C)	X	(C)			X		X
Meetings held in fiscal year 2005	8		4		7		3		4		28

(C)	Chairperson of the committee.

(FE)	Audit Committee financial expert.

On June 2, 2005, Conrad M. Black (“Black”) and Barbara Amiel Black (“Amiel Black”) resigned from the Board of Directors. Richard R. Burt (“Burt”), Daniel W. Colson (“Colson”), Henry A. Kissinger (“Kissinger”), Shmuel Meitar (“Meitar”), Richard N. Perle (“Perle”) and James R. Thompson (“Thompson”) did not stand for re-election to the Board of Directors at the 2005 Annual Meeting of Stockholders. Cyrus F. Freidheim, Jr. (“Freidheim”) and John M. O’Brien (“O’Brien”) were appointed to the Board of Directors on October 25, 2005 and August 4, 2005, respectively. On January 31, 2006, the Board of Directors disbanded the Corporate Review Committee.

The table below represents the membership of the standing committees, as well as the special committee, of the Board of Directors as of May •, 2006. Based on the Board of Directors determination discussed above, all current members of the Audit, Compensation and Nominating and Governance Committees are independent.

					Nominating &				Special
Name	Audit		Compensation		Governance		Executive		Committee

John F. Bard	X		X
Cyrus F. Freidheim, Jr.			X	(C)	X		X
Gordon A. Paris							X		X	(C)
John M. O’Brien	X		X
Graham W. Savage	X	(FE)(C)					X		X
Raymond G.H. Seitz					X		X	(C)	X
Raymond S. Troubh					X	(C)	X

(C)	Chairperson of the committee.

(FE)	Audit Committee financial expert.

The Audit Committee acts under a written charter (the “Audit Committee Charter”). Under the Exchange Act, the Audit Committee Charter is required to be provided to stockholders every three fiscal years, unless amended earlier. The Audit Committee Charter may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section. The Audit Committee Charter is available in print to any stockholder who requests it. The members of the Audit Committee satisfy the independence requirements of the NYSE rules. The principal functions of the Audit Committee are to:

(i) exercise oversight of (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the audit of the Company’s financial statements, and (e) the performance of the Company’s internal audit function and independent registered public accounting firm;

(ii) select, evaluate, compensate and where appropriate, recommend replacement of the independent registered public accounting firm, and oversee the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

(iii) review in advance and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm, as permitted by applicable rules and regulations, and in connection therewith to approve all fees and other terms of engagement;

(iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the “SEC”) periodic reports filed under the Exchange Act; and

(v) review the performance of the independent registered public accounting firm and the internal auditors on at least an annual basis.

The Compensation Committee acts under a written charter (the “Compensation Committee Charter”), which may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section. The Compensation Committee Charter is available in print to any stockholder who requests it. The members of the Compensation Committee satisfy the independence requirements of the NYSE rules. The responsibilities and duties of the Compensation Committee are to:

(i) review from time to time and approve the overall compensation policies of the Company applicable to the Company’s executive officers;

(ii) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and set the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation and competitive compensation market data;

(iii) review and approve the compensation levels for the executive officers of the Company other than the Chief Executive Officer;

(iv) review, approve, administer and annually evaluate the Company’s compensation plans, equity-based plans and benefit plans or programs for executive officers and such other officers as the Compensation Committee deems appropriate, as well as establish individual targets and ranges under such plans or programs;

(v) review and approve equity-based grants to the Company’s executive officers and others; and

(vi) review, approve and at least annually evaluate the compensation and benefits for the Company’s non-employee directors.

The Nominating & Governance Committee acts under a written charter, which may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section. The charter is also available in print to any stockholder who requests it. The members of the Nominating & Governance Committee satisfy the independence requirements of the NYSE rules. The principal functions of the Nominating & Governance Committee are to:

(i) identify individuals qualified to become Board members;

(ii) recommend the Board member nominees for the next annual meeting of stockholders;

(iii) develop and recommend to the Board from time to time Corporate Governance Guidelines and a Code of Business Conduct & Ethics applicable to the Company; and

(iv) develop and recommend to the Board a management succession plan, including, at a minimum, policies and principles for the selection and performance review, as well as policies for succession, of the Chief Executive Officer.

When the Board of Directors decides to recruit a new member it seeks candidates who, ideally, meet all of its standards of director independence, and who are or were, senior executives or directors of large companies or who have significant backgrounds in media, publishing, printing or distribution activities that are related to the Company’s business. The Board of Directors will consider such candidates provided he or she possesses the following personal characteristics:

(i) high ethical standards and integrity in their personal and professional dealings;

(ii) a willingness to be accountable for their decisions as a member of the Board of Directors;

(iii) the ability to provide wise and thoughtful counsel on a broad range of issues;

(iv) a desire to interact with other members of the Board of Directors in a manner which encourages responsible, open, challenging and inspired discussion;

(v) a history of achievements which reflects high standards for themselves and others;

(vi) commitment to, and enthusiasm about, their performance for the Company as a member of the Board of Directors, both in absolute terms and relative to their peers; and

(vii) the courage to express views openly, even in the face of opposition.

The Nominating & Governance Committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. The current Board of Directors and the Nominating & Governance Committee do not believe that such a policy is necessary as the Nominating & Governance Committee considers all reasonable recommendations for director candidates regardless of their source. Directors recommended by stockholders are considered using the same criteria as the Nominating & Governance Committee uses for other candidates.

Prior to the 2005 Annual Meeting of Stockholders, Hollinger Inc., the controlling stockholder of the Company through its holding of Class B Common Stock, which has ten votes for every one vote of the Class A Common

Stock, requested “proportional representation” (that is, proportional to its approximately 17.4% equity interest in the Company) on the Board of Directors of the Company and, in that respect, requested two seats on the Board of Directors if the total number of directors was 12 or fewer and three if the Board of Directors was larger. Hollinger Inc. requested that Benson, its Chief Restructuring Officer and one of its directors, as well as any one (or two if the Board of Directors were over 12) of four of Hollinger Inc.’s other directors, including Beck, be included as nominees for election as directors at the 2005 Annual Meeting of Stockholders. No agreement was reached on this request prior to the 2005 Annual Meeting of Stockholders.

At the 2005 Annual Meeting of Stockholders, Hollinger Inc. nominated two of its directors to serve as directors of the Company. As a result of Hollinger Inc.’s controlling interest, the two nominees, Benson and Beck were elected to the Company’s Board of Directors. Since these nominees were not endorsed by the Company’s Board of Directors, Richard C. Breeden (“Breeden”) became Special Monitor of the Company pursuant to a court order, dated January 16, 2004, which provides for Breeden’s appointment in the event of the nomination or election to the Board of Directors of any individual without the support of at least 80% of incumbent Board members. The Special Monitor’s mandate, among other matters, is to protect the interests of the Company’s non-controlling stockholders to the extent permitted by law.

Prior to the 2006 Annual Meeting of Stockholders, the Company initiated a conversation with Hollinger Inc. regarding Hollinger Inc.’s intention to retain seats on the Board of Directors. The Board of Directors maintains its strong belief that no member of the Hollinger Inc. Board should sit on the Board of Directors due to the serious conflicting fiduciary duties that arise from such dual Board membership and that any such individual, if elected, could not be deemed to be an independent director due to such person’s affiliation with Hollinger Inc. and Hollinger Inc.’s unique relationship with the Company. The Board of Directors also desired to avoid a repeat of the events that preceded the Company’s 2005 Annual Meeting of Stockholders, which resulted in Hollinger Inc. nominating and electing Messrs. Beck and Benson to serve on the Board of Directors. Because Hollinger Inc.’s controlling interest status gives it the ability to singly elect nominees to the serve on the Company’s Board of Directors, the Company proposed in a letter to Hollinger Inc. that if Hollinger Inc. indicated to the Company that it intended to elect Messrs. Beck and Benson to serve on the Board of Directors at the 2006 Annual Meeting of Stockholders, then the Company would, solely as an accommodation to Hollinger Inc., include Messrs. Beck and Benson on the Company’s slate of nominees to serve on the Board of Directors. Hollinger Inc.’s response indicated that it would seek to nominate two individuals to serve on the Board of Directors, but did not indicate the identity of such individuals. Hollinger Inc. has indicated to the Company that it will disclose the identity of such individuals prior to the distribution of this proxy statement to the Company’s stockholders. As such, the Company reserves the right to include, or not to include, the individuals identified by Hollinger Inc. in the Company’s slate of nominees to serve on the Board of Directors.

The Board of Directors meets in executive session at regularly scheduled intervals, allowing non-management members of the Board of Directors (i.e., members who are not executive officers of the Company, but who do not otherwise have to qualify as “independent” members of the Board of Directors) to meet without management participation. Raymond G. H. Seitz (“Seitz”) has been chosen to preside at the regularly scheduled executive sessions of the non-management directors. Interested parties may communicate directly with the presiding director of the non-management directors or with the non-management directors as a group by addressing such communications to the presiding director, and submitting the communication through the Company’s outside counsel as set forth below under “Miscellaneous”. In addition, at least annually, all independent members of the Board of Directors meet in executive session if at least one non-management member of the Board is not deemed independent by the Board of Directors.

The Special Committee was formed on June 17, 2003 to conduct an independent review and investigation of allegations that had been made by a stockholder of the Company with respect to certain payments made directly or indirectly to executives of the Company under the terms of certain noncompete agreements entered into incident to sales of assets by the Company, as well as certain other allegations related to the sale of certain assets and the Company’s management agreement with related parties. In addition, the resolutions creating the Special Committee also covered such other matters as the Special Committee concluded should be considered and, among other powers, authorized the Special Committee to initiate litigation if considered appropriate against any director, officer or employee of the Company. The actions taken by the Special Committee are described in “Legal Proceedings — Overview of Investigation of Certain Related Party Transactions” below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2006, unless otherwise indicated, certain information regarding those persons or entities known to hold more than 5% of the outstanding shares of Class A Common Stock and Class B Common Stock, and ownership of Class A Common Stock and Class B Common Stock by the named executive officers, the directors, nominees for election and all directors and executive officers as a group. The beneficial ownership information of each of these persons or entities is based upon, where applicable, filings with the SEC as noted in the footnotes to the table.

	Class and Total Number of Shares			Percent
Name and Address	Beneficially Owned(1)			of Class

Tweedy, Browne Company LLC(2)	11,305,113		Class A Common	15.3%
350 Park Avenue New York, New York 10022
Hollinger Inc. and affiliates(3)	15,772,923	#	Class A Common	21.3%
10 Toronto Street	14,990,000		Class B Common	100%
Toronto, Ontario M5C 2B7 Canada
Franklin Mutual Advisors LLC(4)	5,962,664		Class A Common	8.0%
101 John F. Kennedy Parkway Short Hills, NJ 07078
Cardinal Capital Management, LLC(5)	4,633,220		Class A Common	6.3%
One Fawcet Place Greenwich, Connecticut 06830
Marathon Asset Management LLP(6)	4,434,848		Class A Common	6.0%
Orion House 5 Upper St. Martins Lane London WC2H 9EA United Kingdom
John F. Bard	1,751		Class A Common	*
Stanley M. Beck, Q.C	1,751		Class A Common	*
Randall C. Benson	—		—	—
John D. Cruickshank	130,113		Class A Common	*
Cyrus F. Freidheim, Jr.	5,751		Class A Common	*
John M. O’Brien	1,751		Class A Common	*
Gordon A. Paris	344,766		Class A Common	*
Graham W. Savage	1,751		Class A Common	*
Raymond G.H. Seitz	1,751		Class A Common	*
Robert T. Smith	135,118		Class A Common	*
Gregory A. Stoklosa	37,442		Class A Common	*
Raymond S. Troubh	16,751		Class A Common	*
James R. Van Horn	39,403		Class A Common	*
All current directors and executive officers as a group (13 persons)(7)	718,043		Class A Common	*

#	Includes shares issued upon conversion of Class B Common Stock.

*	An asterisk (*) indicates less than one percent of a class of stock.

(1)	Includes shares subject to presently exercisable options or options exercisable within 60 days of April 14, 2006, held by executive officers and directors under the Company’s 1994 Stock Option Plan, 1997 Stock Incentive Plan and 1999 Stock Incentive Plan (all of which are defined below) as follows: John D. Cruickshank (“Cruickshank”) options to purchase 87,226 shares; and Robert T. Smith (“Smith”) options to purchase 125,591 shares. See “Compensation of Executive Officers and Directors — Stock Option Plans”. The number of shares represented by each option, and the per share exercise price, were adjusted by the Board of Directors in 2005 to preserve the value of options in light of the two special dividends declared and paid in respect of the Company’s common stock in late 2004 and early 2005. The number of shares presented herein reflect this adjustment. Also includes shares issuable pursuant to Deferred Stock Units (“DSUs”) as follows: Bard 1,751 shares; Beck 1,751 shares; Cruickshank 42,847 shares; Freidheim 1,751 shares; O’Brien 1,751 shares; Paris 344,766 shares; Savage 1,751 shares, Seitz 1,751 shares; Smith 9,527 shares; Stoklosa 37,442 shares; Troubh 1,751 shares and Van Horn 39,403 shares.

(2)	As reported in Schedule 13D filed with the SEC on November 4, 2005. Tweedy Browne has investment discretion with respect to 11,305,113 shares of Class A Common Stock held in the accounts of various customers of Tweedy Browne, and has shared power to dispose or direct the disposition of all such shares. Tweedy Browne has sole power to vote or to direct the voting of 11,259,808 shares of Class A Common Stock that are held in certain customer accounts.

(3)	As of April 7, 2006, includes: (i) 2,000,000 shares of Class A Common Stock issuable upon conversion of 2,000,000 shares of Class B Common Stock held by Hollinger Inc.; (ii) 12,990,000 shares of Class A Common Stock issuable upon conversion of 12,990,000 shares of Class B Common Stock held by 504468 N.B. Inc. (“NBCo”), an indirect wholly owned subsidiary of Hollinger Inc.; and (iii) 782,923 shares of Class A Common Stock held by NBCo.

(4)	As reported in Schedule 13G filed with the SEC on March 13, 2006.

(5)	As reported in Schedule 13D filed with the SEC on January 20, 2006.

(6)	As reported in Schedule 13F filed with the SEC on January 23, 2006. With respect to their holdings of Class A Common Stock, Marathon Asset Management LLP has shared power to vote or to direct voting of 3,140,716 shares and no voting authority with respect to 1,294,132 shares.

(7)	The current directors and executive officers as a group (13 persons) were the beneficial owners of 718,043 shares of Class A Common Stock (which includes presently exercisable options to purchase 212,857 shares of Class A Common Stock, 19,000 owned shares and 486,285 shares issuable pursuant to DSUs). Certain current and former directors and officers may still hold Retractable Common Shares of Hollinger Inc. (“Retractable Shares”) (discussed below), which are exchangeable at the option of Hollinger Inc. for shares of the Company’s Class A Common Stock. The Company is currently unable to determine the exact amount of Retractable Shares currently held by current and former directors and officers, but it is believed that Ravelston and certain direct and indirect subsidiaries hold 78.3% of the outstanding Retractable Shares. The number of shares represented by each option, and the per share exercise price, were adjusted by the Board of Directors in 2005 to preserve the value of options in light of the two special dividends declared and paid in respect of the Company’s common stock in late 2004 and early 2005. The number of shares presented herein reflects this adjustment.

Appointment of Receiver; Change in Control

Hollinger Inc. reported that on April 20, 2005, Ravelston and Ravelston Management, Inc. (“RMI”), a subsidiary of Ravelston, were placed in receivership by an order of the Ontario Superior Court of Justice pursuant to the Courts of Justice Act (Ontario) (the “Receivership Order”) and granted protection pursuant to the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) by a separate order (the “CCAA Order”). The court appointed RSM Richter Inc. (the “Receiver”) as receiver and monitor of all assets of Ravelston and RMI and certain affiliated entities (collectively, the “Ravelston Entities”). On May 18, 2005, the court extended the orders to include Argus Corporation Ltd. (“Argus Corporation”) (Black was Chief Executive Officer and a director of Argus Corporation until his resignation on June 2, 2005), and five of its subsidiaries and provided that nothing in the Receivership Order or the CCAA Order should stay or prevent an action by the Special Committee pursuant to its investigation in the United States District Court for the Northern District of Illinois, including as against Ravelston and RMI. The court has extended the stay of proceedings against the Ravelston Entities to June 16, 2006 and has also extended the date for submission of claims against the Ravelston Entities to May 19, 2006. According to public filings of Hollinger Inc., the Ravelston Entities own, directly or indirectly, or exercise control or direction over, Hollinger Inc.’s common shares representing approximately 78.3% of the issued and outstanding common stock of Hollinger Inc. Following the amendment of the Company’s Shareholder Rights Plan to designate the Receiver as an “exempt stockholder” (see “— Shareholder Rights Plan” below), the Receiver took possession and control over those shares on or around June 1, 2005. The Receiver stated that it took possession and control over those shares for the purposes of carrying out its responsibilities as court appointed officer. As a result of this action, a change of control of the Company may be deemed to have occurred.

Pledges of Securities

All of Hollinger Inc.’s direct and indirect interest in the Class A Common Stock is being held in escrow by a licensed trust company in support of future retractions of Hollinger Inc.’s Series II Preference Shares, and all of its direct and indirect interest in the Class B Common Stock is pledged as security in connection with Hollinger Inc.’s outstanding 11 7/8% Senior Secured Notes due 2011 and 11 7/8% Second Priority Secured Notes due 2011. Hollinger Inc. has reported that $78 million principal amount of the Senior Secured Notes and $15 million principal amount of the Second Priority Secured Notes are outstanding.

Under the terms of the Series II Preference Shares, each Preference Share may be retracted by its holder for 0.46 of a share of the Class A Common Stock. Until the Series II Preference Shares are retracted in accordance with their terms, Hollinger Inc. may exercise the economic and voting rights attached to the underlying shares of the Class A Common Stock.

If Hollinger Inc. or any of its subsidiaries that own Class A Common Stock or Class B Common Stock were to commence proceedings to restructure its indebtedness in a CCAA proceeding, or became the subject of an insolvency or liquidation proceeding under the Bankruptcy and Insolvency Act (Canada) or enforcement proceedings by the pledgee, issues may arise in connection with any transfer or attempted transfer of shares of the Class B Common Stock. Under the terms of the Company’s Certificate of Incorporation, such transfers may constitute a non-permitted transfer. In the event of a non-permitted transfer, the Class B Common Stock would automatically convert into Class A Common Stock as a result of which the controlling voting rights currently assigned to the Class B Common Stock would be eliminated. However, this result might be challenged in court by Hollinger Inc. or its insolvency representatives and therefore may have an impact on the future control of the Company.

Shareholder Rights Plan

On February 27, 2004, the Company paid a dividend of one preferred share purchase right (a “Right”) for each share of Class A Common Stock and Class B Common Stock held of record at the close of business on February 5, 2004. Each Right, if and when exercisable, entitles its holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock at an exercise price of $50.00.

The Shareholder Rights Plan (“SRP”) provides that the Rights will separate from the Class A Common Stock and Class B Common Stock and become exercisable only if a person or group beneficially acquires, directly or indirectly, 20% or more of the outstanding stockholder voting power of the Company without the approval of the Company’s directors, or if a person or group announces a tender offer which if consummated would result in such person or group beneficially owning 20% or more of such voting power. The Company may redeem the Rights at $0.001 per Right or amend the terms of the plan at any time prior to the separation of the Rights from the Class A Common Stock and Class B Common Stock.

Under most circumstances involving an acquisition by a person or group of 20% or more of the stockholder voting power of the Company, each Right will entitle its holder (other than such person or group), in lieu of purchasing preferred stock, the right to purchase shares of Class A Common Stock of the Company at a 50% discount to the current per share market price. In addition, in the event of certain business combinations following such an acquisition, each Right will entitle its holder to purchase the common stock of an acquirer of the Company at a 50% discount from the market value of the acquirer’s stock.

Black and each of his controlled affiliates, including Hollinger Inc., are considered “exempt stockholders” under the terms of the SRP. This means that so long as Black and his controlled affiliates do not collectively, directly or indirectly, increase the number of shares of Class A Common Stock and Class B Common Stock above the level owned by them when the SRP was adopted, their ownership will not cause the Rights to separate from the Common

Stock. This exclusion would not apply to any person or group to whom Black or one of his affiliates transfers ownership, whether directly or indirectly, of any of the Company’s shares. Consequently, the Rights may become exercisable if Black transfers sufficient voting power to an unaffiliated third party through a sale of interests in the Company, Hollinger Inc., Ravelston or another affiliate. As a result of the filing on April 22, 2005 by Ravelston and RMI, seeking court protection under Canadian insolvency laws and the appointment of a court-appointed receiver for Ravelston and RMI, on May 10, 2005, the CRC amended the SRP to include the receiver, RSM Richter Inc., as an “exempt stockholder” for purposes of the SRP. The SRP amendment allowed for the appointment of the Receiver, but not the sale by the Receiver of the Ravelston Entities’ controlling stake in Hollinger Inc. to a third party.

EXECUTIVE OFFICERS

Executive Officers of the Company

The name, age and position held of each of the executive officers of the Company are set forth below.

Name and Age	Position(s) with the Company

John D. Cruickshank, 53	Chief Operating Officer — Sun-Times News Group
Gordon A. Paris, 52	Chairman of the Board of Directors, President and Chief Executive Officer
Robert T. Smith, 62	Treasurer
Gregory A. Stoklosa, 50	Vice President and Chief Financial Officer
James R. Van Horn, 50	Vice President, General Counsel and Secretary

The name, principal occupation, business experience and tenure as an executive officer of the Company is set forth below. Unless otherwise indicated, all principal occupations have been held for more than five years.

John D. Cruickshank, Chief Operating Officer — Sun-Times News Group. Cruickshank has served as the Chief Operating Officer — Sun-Times News Group and publisher of the Chicago Sun-Times since November 2003. Cruickshank served as Vice President Editorial and co-editor of the Chicago Sun-Times from 2000 to November 2003. Prior to joining the Chicago Sun-Times, Cruickshank served as Editor-in-Chief of The Vancouver Sun from 1995 to 2000. He had previously been Managing Editor of The Globe and Mail in Canada.

Gordon A. Paris, Chairman of the Board of Directors, President and Chief Executive Officer. See “Proposal 1 — Election of Directors” above for relevant information with respect to Paris.

Robert T. Smith, Treasurer.  Smith has served as Treasurer since May 1998. Prior thereto, he was Vice President of Chase Securities, Inc. and The Chase Manhattan Bank in the Media and Telecommunications Group.

Gregory A. Stoklosa, Vice President and Chief Financial Officer. Stoklosa was appointed Vice President and Chief Financial Officer in November 2005. From March 2005 to November 2005, Stoklosa served as Vice President — Finance until his appointment as Vice President and Chief Financial Officer in November 2005. For the ten years prior thereto, Stoklosa was an executive at R.R. Donnelley & Sons Company, a printing company, where he served as Executive Vice President and Chief Financial Officer from 2000 to 2004.

James R. Van Horn (“Van Horn”), Vice President, General Counsel and Secretary. Van Horn has served as Vice President, General Counsel and Secretary since June 2004. From March 2004 until June 2004 he served as Corporate Counsel to the Company. Prior thereto, Van Horn served at NUI Corporation, a natural gas utility, as Chief Administrative Officer, General Counsel and Secretary beginning in June 1995.

See “Legal Proceedings” below for a description of certain legal proceedings involving the Company and certain of its officers and directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following sections of this Proxy Statement cover the components of the total compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 2005 as well as compensation payable to directors under both standard and other compensation arrangements. These sections include: (i) a summary compensation table covering annual and long-term compensation; (ii) information on the Company’s stock option plans; (iii) details on the Company’s equity compensation plan and deferred stock unit plan; (iv) information on the Company’s change of control agreements and retention agreements; and (v) a report by the Compensation Committee of the Board of Directors describing the Company’s compensation policies for fiscal year 2005 for its executive officers and the rationale upon which its Chief Executive Officer’s compensation for fiscal year 2005 was based. Also included is a performance graph comparing the Company’s cumulative total stockholder return to the cumulative total stockholder return of the NYSE Market Index and the Hemscott Group Index — Newspapers over a five year period. The Company intends to comply with the deferred compensation rules and regulations, to the extent applicable, of Section 409A of the Code, as amended, in connection with the payment arrangements described below, including the six month wait period for certain payments to be made to key employees upon a separation from service under Section 409A of the Code.

Directors’ Compensation

On March 2, 2006, the Board of Directors approved changes to the Company’s compensation arrangements with respect to directors. These compensation arrangements apply only to non-management directors in their capacities as members of the Board of Directors and various committees of the Board of Directors.

Under the terms of the new arrangements, each non-management director receives an annual director retainer of $50,000 per annum and a fee of $3,000 for each board meeting attended. Committee chairs and committee members receive retainers and meeting attendance fees which vary among committees. The chair of the Audit Committee receives a $20,000 annual retainer, while Audit Committee members receive a $10,000 annual retainer and all Audit Committee members receive a fee of $3,000 per meeting attended. The chair of the Compensation Committee receives an annual retainer of $5,000, and all Compensation Committee members receive a fee of $3,000 per meeting attended. The chair of the Nominating & Governance Committee receives an annual retainer of $5,000, and all Nominating & Governance Committee members receive a fee of $3,000 per meeting attended. The chair of the Special Committee receives a meeting attendance fee of $7,500, and all Special Committee members receive a fee of $5,000 per meeting attended. Paris currently serves as chair of the Special Committee, but no fees were paid to him for committee service since he became a member of management. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. No retainers are paid to members of the Executive Committee.

One half of the annual director’s retainer is paid in the form of the Company’s Deferred Stock Units (“DSUs”) granted pursuant to the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). The remainder of the annual director retainer will be payable in cash unless the non-management director elects to receive DSUs in lieu of such payment. Each non-management director will also receive a grant of an additional 1,000 DSUs pursuant to the 1999 Plan each fiscal quarter. The DSUs will be issued in quarterly installments as of the last business day of each fiscal quarter, with the number of DSUs being issued with respect to annual director retainer payments as of each such date being determined by dividing the amount of the annual director retainer payable by the fair market value of a share of our Class A Common Stock on the last trading day of such fiscal quarter. Each DSU represents an unfunded, unsecured right to receive a share of Class A Common Stock after the date the non-management director ceases to be a member of the Board of Directors. DSUs attract additional dividend equivalent DSUs if the Company declares a cash or stock dividend on its outstanding Class A Common Stock.

Also effective March 2, 2006, the Board also adopted a stock ownership requirement for non-management Board members. Each non-management director is required to own shares of Class A Common Stock with an aggregate fair market value equal to at least five times the amount of the annual director retainer. Non-management directors will have five years to satisfy this requirement and all DSUs granted to a non-management director will count towards the satisfaction of this requirement.

The table below details the compensation earned by the Company’s non-management directors in 2005.

			Committee	Committee	Meeting
	Total of	Annual Fees	Chair	Member	Attendance Fees
Non-Management Directors	Columns ($)	($)	Retainers ($)	Retainers ($)	($)

Conrad M. Black	34,916	20,833	—	2,083	12,000
Barbara Amiel Black	23,833	20,833	—	—	3,000
Richard R. Burt	143,000	50,000	—	15,000	78,000
David W. Colson	59,000	50,000	—	—	9,000
Cyrus F. Freidheim, Jr.	27,500	12,500	—	—	15,000
Henry A. Kissinger	100,000	50,000	5,000	—	45,000
Shmuel Meitar	65,000	50,000	—	—	15,000
John. M. O’Brien	46,000	20,833	—	4,167	21,000
Robert N. Perle	71,000	50,000	—	—	21,000
Graham W. Savage	274,000	50,000	—	15,000	209,000
Raymond G.H. Seitz	256,000	50,000	10,000	—	196,000
James R. Thompson	165,250	50,000	26,250	5,000	84,000

Summary Compensation Table for Named Executive Officers and Former Executive Officers

The following table sets forth compensation information for the three fiscal years ended December 31, 2005 for the named executive officers and certain former executive officers of the Company.

					Long Term
					Compensation
		Annual Compensation		Other Annual	Deferred	Securities	All Other
		Salary	Bonus	Compensation	Stock Units	Underlying	Compensation
Name and Principal Position	Year	($)	($)(4)	($)(5)	($)(8)	Options(2)	($)(1)

GORDON A. PARIS	2005	1,870,769	1,000,000	—	1,231,226	—	7,350
Chairman, President and	2004	1,714,087	1,100,000	—	2,292,494	—	7,350
Chief Executive Officer(3)	2003	220,625	—	—	—	—	290,750
JOHN D. CRUICKSHANK(4)	2005	359,614	200,000	6,000	439,001	—	10,481
Chief Operating Officer —	2004	349,038	308,750	6,000	—	—	7,388
Sun-Times News Group	2003	171,067	—	6,600	—	26,852	6,218
ROBERT T. SMITH(4)	2005	309,615	110,000	—	108,375	—	7,350
Treasurer	2004	299,673	172,500	—	—	—	7,350
	2003	282,654	120,000	—	—	26,145	7,000
GREGORY A. STOKLOSA(9)	2005	307,692	300,000	—	378,001	—	—
Vice President,
Chief Financial Officer
JAMES R. VAN HORN(10)	2005	348,077	275,000	—	391,751	—	7,350
Vice President,	2004	242,308	195,000	—	—	—	—
General Counsel and Secretary

Former Executive Officers

					Long Term Compensation
				Other Annual	Deferred	Securities	All Other
		Salary	Bonus	Compensation	Stock Units	Underlying	Compensation
Name and Principal Position	Year	($)	($)(4)	($)(5)	($)(8)	Options(2)	($)(1)(9)

PAUL B. HEALY(6)(4)	2005	359,615	270,000	—	216,750	—	37,690
Vice President, Corporate	2004	349,904	298,750	—	—	—	7,350
Development and Investor	2003	345,000	235,000	—	—	61,480	7,175
Relations
PETER K. LANE(7)	2005	428,950	159,133	—	—	—	52,010
Vice President,	2004	373,304	200,603	—	—	—	—
Chief Financial Officer	2003	339,956	—	—	—	—	—

(1)	Compensation listed under “All Other Compensation” for 2005 and 2004 consists of contributions made by the Company under the Company’s 401(k) plan with respect to the accounts of Paris, Cruickshank and Smith. Compensation listed under “All Other Compensation” for 2005 with respect to Cruickshank also includes a taxable life insurance premium paid on Cruickshank’s behalf by the Company, compensation for editorial contribution and reimbursement of a club membership. Compensation listed under “All Other Compensation” for 2005 with respect to Healy includes contributions made by the Company to Healy’s account under the Company’s 401(k) plan and payment made in exchange for unexercised stock options. Compensation listed under “All Other Compensation” for 2005 with respect to Lane includes return of a overpayment of a 2004 pension contribution. Compensation listed under “All Other Compensation” for 2004 with respect to Healy includes contributions made by the Company to Healy’s account under the Company’s 401(k) plan and a taxable life insurance premium paid on Healy’s behalf by the Company. Compensation under “All Other Compensation” for 2003 with respect to Paris includes director fees paid to him for service on the Board of Directors and various committees from May 2003 until his appointment as Interim President and Chief Executive Officer in November 2003.

(2)	Represents number of shares of Class A Common Stock with respect to which options were awarded pursuant to the Company’s 1999 Stock Incentive Plan. Option grants vest in 25% increments over a four-year period from the date of grant. The initial dates of grant and exercise prices for these option grants are as follows: 2003 — $9.45 per share with an initial grant date of February 6, 2003; 2002 — $11.13 per share with an initial grant date of February 5, 2002. See the 1999 Incentive Stock Plan described below. Number of shares represented by each option, and the per share exercise price, were adjusted by the Board of Directors of the Company in 2005 to preserve the value of options in light of the two special dividends declared and paid in respect of the Company’s common stock in late 2004 and early 2005. The number of shares and exercise prices presented herein reflect this adjustment.

(3)	Paris became a director of the Company in May 2003, became the Interim President and Chief Executive Officer in November 2003 and became the Interim Chairman in January 2004. In January 2005, the word “Interim” was removed from Paris’ titles. Paris’ 2003 salary was accrued in 2003, but paid in 2004. Figures provided with regard to Paris’ compensation in 2003 represent compensation beginning May, 2003.

(4)	The Company entered into retention arrangements with certain of its senior executives and senior executives of its affiliates, including Cruickshank, Healy, Lane and Smith. These arrangements provided for payment of an incentive to the executives equal to 25% of the executive’s annual base salary in effect on April 1, 2004. These payments were made on June 30, 2004 (25% of the incentive), December 31, 2004 (25% of the incentive), and March 31, 2005 (the remaining 50% of the incentive). Compensation listed under “Bonus” for 2005 includes a retention bonus paid as follows: Cruickshank $43,750; Healy $43,750; Lane $46,663; and Smith $37,500. Retention bonuses were not paid in 2003.

(5)	Compensation listed under “Other Annual Compensation” with respect to Cruickshank consists of an automobile allowance.

(6)	Paul Healy resigned from the Company effective December 31, 2005.

(7)	Peter Lane resigned from the Company effective December 31, 2005. Compensation was paid to Lane by the Company in Canadian Dollars and has been converted to U.S. Dollars at the following rates: 2005 — 0.8579; 2004 — 0.7697; 2003 — 0.7157.

(8)	Compensation listed under Deferred Stock Units represents the value of Deferred Stock Units (DSUs) awarded pursuant to the Company’s 1999 Stock Incentive Plan based on the closing price of our Class A Common Stock on the grant date of the DSUs. In 2005, Mr. Paris was granted 12,424 DSUs on November 16 (on which date the closing price of a share of our Class A Common Stock was $8.55) and 130,814 DSUs on December 9, 2005 (on which date the closing price of a share of our Class A Common Stock was $8.60); Mr. Cruickshank was granted 20,000 DSUs on January 26 (on which date the closing price of a share of our Class A Common Stock was $14.45) and 17,442 DSUs on December 9; Mr. Smith was granted 7,500 DSUs on January 26; Mr. Stoklosa was granted 20,000 DSUs on March 14 (on which date the closing price of a share of our Class A Common Stock was $11.40) and 17,442 DSUs on December 9; Mr. Van Horn was granted 15,000 DSUs on January 26, and 20,349 DSUs on December 9; and Mr. Healy was granted 15,000 DSUs on

January 26. In 2004, Mr. Paris was granted 68,494 DSUs on January 14 (on which date the closing price of our Class A Common Stock was $15.49) in respect of 2003 and an additional 68,494 DSUs on November 16 (on which date the closing price of our Class A Common Stock was $17.98) in respect of 2004. The DSUs vest in 25% increments over a four-year period from the grant date (other than Mr. Paris’ awards in 2004 which vested upon grant) and will be settled in shares of our Class A Common Stock upon vesting. DSUs are not entitled to receive regular dividend or dividend-equivalent payments.

As a result of two special dividends declared and paid by the Company in respect of the Company’s common stock in late 2004 and early 2005 ($2.50 and $3.00 per share, respectively), the value of the DSUs (as defined below) that were granted prior to the later or both of the special dividends decreased as a result of the corresponding decrease in the market price of our Class A Common Stock. The Company granted additional DSUs, based on the amount of the applicable special dividend, to the holders of the prior DSUs to make them whole. The additional DSUs awarded to each of the persons named in the table are set forth below:

•	The Company granted Mr. Paris 21,662 DSUs on January 18, 2005 (on which date the closing price of a share of our Class A Common Stock was $15.05) in respect of the effect of the first special dividend on Mr. Paris’ 2004 DSU grants and 42,878 DSUs on March 1, 2005 (on which date the closing price of a share of our Class A Common Stock was $11.46) in respect of the effect of the second special dividend on Mr. Paris’ prior DSU grants. The aggregate value of the January 18 and March 1 grants as of the respective grant dates was $817,395.

•	The Company granted Mr. Cruickshank 5,405 DSUs on March 1, 2005 in respect of the effect of the second special dividend on Mr. Cruickshank’s January 26, 2005 DSU grant. The value of the March 1 grant as of that date was $61,941.

•	The Company granted Mr. Smith 2,027 DSUs on March 1, 2005 in respect of the effect of the second special dividend on Mr. Smith’s January 26, 2005 DSU grant. The value of the March 1 grant as of that date was $23,229.

•	The Company granted Mr. Van Horn 4,054 DSUs on March 1, 2005 in respect of the effect of the second special dividend on Mr. Van Horn’s January DSU grant. The value of the March 1 grant as of that date was $46,459.

•	The Company granted Mr. Healy 4,054 DSUs on March 1, 2005 in respect of the effect of the second special dividend on Mr. Healy’s January DSU grant. The value of the March 1 grant as of that date was $46,459.

(9)	Stoklosa’s employment with the Company began in March 2005.

(10)	Van Horn’s employment with the Company began in March 2004.

Stock Option Plans

1994 Stock Option Plan

Prior to the Company’s initial public offering in May 1994, Hollinger Inc. adopted and approved a stock option plan for the Company which was subsequently amended on September 9, 1996 (as amended, the “1994 Stock Option Plan”), under which stock option awards have been made to eligible employees and officers. The purpose of the 1994 Stock Option Plan was to promote the interests of the Company and its stockholders by establishing a direct link between the financial interests of eligible employees and officers and the performance of the Company and by enabling the Company to attract and retain highly competent employees and officers. On May 1, 1997, the stockholders approved a new stock option plan (see “ — 1997 Stock Incentive Plan” below) which replaced the 1994 Stock Option Plan. No new grants have or will be made under the 1994 Stock Option Plan. Awards under the 1994 Stock Option Plan made prior to May 1, 1997 are not affected by the adoption of the 1997 Stock Incentive Plan.

1997 Stock Incentive Plan

On May 1, 1997, the Company adopted, and the Company’s stockholders approved, an equity compensation plan known as the Hollinger International Inc. 1997 Stock Incentive Plan (the “1997 Stock Incentive Plan”). The 1997 Stock Incentive Plan replaced the 1994 Stock Option Plan. Awards previously made under the 1994 Stock

Option Plan are not affected. The purpose of the 1997 Stock Incentive Plan was to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1997 Stock Incentive Plan provided for awards of up to 5,156,915 shares of Class A Common Stock. This total included 189,640 shares that remained available under the 1994 Stock Option Plan, which shares were rolled into the 1997 Stock Incentive Plan, and 4,967,275 additional shares. The number of shares available for issuance under the 1997 Stock Incentive Plan was subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1997 Stock Incentive Plan were either authorized and unissued shares or issued shares which had been reacquired by the Company. On May 5, 1999, the stockholders adopted a new stock option plan (see “— 1999 Stock Incentive Plan,” below) which replaced the 1997 Stock Incentive Plan. No new grants have been or will be made under the 1997 Stock Incentive Plan. Awards under the 1997 Stock Incentive Plan made prior to May 5, 1999 are not affected by the adoption of the 1999 Stock Incentive Plan.

1999 Stock Incentive Plan

On May 5, 1999, the Company adopted, and the Company’s stockholders approved, a new equity compensation plan known as the Hollinger International Inc. 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”). The 1999 Stock Incentive Plan replaced the 1997 Stock Incentive Plan. Awards previously made under the 1997 Stock Incentive Plan are not affected. The purpose of the 1999 Stock Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1999 Stock Incentive Plan provides for the issuance of up to 8,500,000 shares of Class A Common Stock pursuant to stock options and other equity based compensation. The exercise price for stock options must be at least equal to 100% of the fair market value of the Class A Common Stock on the date of grant of such options. The maximum term of the options granted under the 1999 Stock Plan is 10 years and the options vest evenly, over two or four years. The number of shares available for issuance under the 1999 Stock Incentive Plan is subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1999 Stock Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Company.

Option Grants in Last Fiscal Year

There were no options granted in fiscal year 2005.

Aggregate Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values

The following table sets forth information concerning aggregate option exercises and year-end option values of the named executive officers.

Aggregate Option Exercises During Fiscal 2005
and
Option Values at December 31, 2005
for the Company

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options at
	Acquired on	Value	Options at Fiscal Year-End		Fiscal Year-End ($)(1)
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gordon A. Paris	—	—	—	—	—	—
John D. Cruickshank	—	—	75,253	18,725	69,946	36,637
Robert T. Smith	—	—	111,996	20,138	112,502	37,775
Gregory A. Stoklosa	—	—	—	—	—	—
James R. Van Horn	—	—	—	—	—	—
Paul B. Healy	—	—	387,959	15,369	369,672	35,241
Peter K. Lane	—	—	—	—	—	—

(1)	In accordance with the rules of the SEC, Company option values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $8.98, the average of the high and low common stock price reported for NYSE transactions on December 30, 2005, the last business day of the Company’s fiscal year. In 2005, the number of shares represented by each option held by the named executive officers, as well as the per share exercise price of the options were equitably adjusted, pursuant to the underlying stock option plans, to reflect the payment of the special dividends in 2005. The number of shares presented herein reflects this adjustment.

Defined Benefit Plans

Healy is entitled to receive from the American Publishing Company Supplemental Executive Retirement Plan, effective January 1, 1996 (the “SERP”), an annual single life annuity of $7,403.23, beginning when he reaches age 65. The compensation taken into account to determine Healy’s benefit includes his base salary for all of 1996, 1997 and 1998, as well as the period beginning January 1 and ending March 31, 1999, when all accruals under the SERP were frozen. Healy has been credited with 3.48 years of credited service under the SERP. Healy’s benefit is determined as 4.65% of his base salary for the highest consecutive 36 months during which he accrued a benefit, less 50% of his primary social security age 65 benefit.

2006 Long-Term Incentive Plan

The Company established a long term incentive plan (“LTIP”) for certain executive officers of the Company which was approved by the Board of the Company on October 25, 2005, and by the Compensation Committee and the Executive Committee of the Board on December 9, 2005, and is effective as of December 9, 2005. Pursuant to the terms of the LTIP, certain executive officers of the Company may receive awards of deferred stock units, which will be granted under the Company’s 1999 Stock Incentive Plan or any successor thereto and will have such terms as may be established by the Company’s Compensation Committee and set forth in a Deferred Stock Unit Award Agreement. In addition, certain executive officers of the Company may also be eligible to receive an annual award made up of a cash payment (the “Cash Incentive Award”).

Receipt of the Cash Incentive Award by a participating officer is subject to the Company’s achievement of a performance measure at the end the three-year performance period for each annual award. This performance measure is based upon the total shareholder return on the Class A Common Stock for the three-year performance period as compared to the return of the S&P 1000 (the “Index”) for the same period. The Company’s return has to be at or above the 50th percentile of all of the companies in the Index for an officer to earn any payout of the Cash Incentive Award, and in such case the payout will be 50% at the 50th percentile, 100% at the 60th percentile, 200% at the 75th percentile and 250% at the 90th percentile, with the percentages determined on a ratable basis in between those levels. In the event of a change of control of the Company, payment of the Cash Incentive Award is accelerated to, and based on performance as of, the closing date of the change in control. If the closing date of the change in control occurs before December 31, 2006, then the Company’s return has to be in the 70th percentile of all of the companies in the Index for a participating officer to earn a 100% payout of the Cash Incentive Award, and in such case the payout will be 200% at the 85th percentile and 250% at the 95th percentile.

If before a change of control of the Company, a participating officer dies, terminates employment because of permanent disability, retires from the Company after attaining age 59 1/2, or is terminated by the Company without cause, any incentive award that was unvested at the time of his termination will become vested and a prorated portion of no more than 100% of the target award, determined by taking into account the measurement period beginning on the award date and ending on date of termination, will be paid by March 15 of the year following the year of the participating officer’s termination. Paris’s employment agreement with the Company contains special provisions regarding the Cash Incentive Award. See “Employment and Change of Control Agreements — Terms of Paris Agreement.”

Cash Incentive Awards become fully vested on a change of control. In addition, Cash Incentive Awards payable after a change in control are paid without proration or the payment limitation of 100% of the target award described in the immediately preceding paragraph.

Participating officers who are terminated by the Company without cause or who voluntarily terminate employment for good reason following a change in control and whose awards were forfeited in connection with such termination will have their awards reinstated in the event a Change of Control Business Combination Transaction (as defined in the LTIP) occurs within six months following the participating officer’s termination. This reinstatement will entitle the participating officer to receive any additional incentive award payment the participating officer would have been entitled to receive upon a Change of Control Business Combination Transaction, had the forfeiture or termination of employment not occurred.

Long Term Incentive Plan — Cash Incentive Award Table

The following table summarizes Cash Incentive Awards under the LTIP during fiscal year 2005 to the Company’s executive officers named in the Summary Compensation Table above.

Long Term Incentive Plan — Cash Incentive Awards During Fiscal Year 2005

		Performance or
	Number of Shares,	Other Period Until	Estimated Future Payouts
	Units or Other	Maturation or	Under Non-Stock Price-Based Plans
Name	Rights ($)(1)	Payout(2)	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)

Gordon A. Paris	1,125,000	3 years	562,500	1,125,000	2,812,500
John D. Cruickshank	150,000	3 years	75,000	150,000	375,000
Robert T. Smith(6)	—	—	—	—	—
Gregory A. Stoklosa	150,000	3 years	75,000	150,000	375,000
James R. Van Horn	175,000	3 years	87,500	175,000	437,500

(1)	The Cash Incentive Award is denominated as the Target dollar amount. Payment of the Target amount, Threshold amount or Maximum amount is solely dependent on the total shareholder return on the Class A Common Stock for the three-year performance period as compared to the return of the S&P 1000 at the end of the performance period. Linear proration will be used to determine the percent of the Cash Incentive Award to be paid for percentiles between (i) those percentiles described in footnotes (3) and (4) below, (ii) the percentile described in footnote (4) below and performance at the 75th percentile (where 200% of the Target amount will be paid) and (iii) performance at the 75th percentile and the percentile described in footnote (5) below. The Company’s return has to be at or above the 50th percentile of all of the companies in the S&P 1000 for an officer to earn any payout of the Cash Incentive Award.

(2)	The performance period for the Cash Incentive Awards commenced on December 9, 2005 and will end on December 9, 2008.

(3)	Payment of the Threshold amount (50% of the Target amount) requires the total stockholder return to be at the 50th percentile.

(4)	Payment of the Target amount requires the total stockholder return to be at the 60th percentile.

(5)	Payment of the Maximum amount (250% of the Target amount) requires the total stockholder return to be at the 90th percentile.

(6)	Smith did not receive a Cash Incentive Award under the LTIP.

Employment and Change of Control Agreements

The Company has entered into employment agreements with the following named executive officers: Paris, Cruickshank, Stoklosa and Van Horn. The Company also had an employment agreement with Healy prior to the termination of his employment with the Company. The Company does not have employment agreements with any other named executive officer.

Terms of Paris Agreement

Paris joined the Company as Interim President and Chief Executive Officer in November 2003, becoming Interim Chairman in January 2004. The Board of Directors removed the word “Interim” from Paris’ title in January 2005. The terms of the original employment agreement with Paris were amended effective January 1, 2005 and was further amended with effect from January 1, 2006 (as so amended, the “Paris Agreement”). The Paris Agreement is for a period of one year from January 1, 2005, and the terms of employment are renewable for successive periods of one year upon expiration of the previous term, unless the Board of Directors or Paris gives written notice of non-renewal at least 60 days prior to the end of each such one year period. The term of employment has been renewed for the one-year period commenced January 1, 2006.

As the Company’s President and Chief Executive Officer, Paris reports to the Board of Directors. In 2005, Paris was paid an annual base salary of $2 million, offset in the amount of the annual salary received by him from Berenson & Company. Effective January 1, 2006, Paris’s annual base salary was reduced to $900,000, and will continue to be offset in the amount of the annual salary received by him from Berenson & Company. The offset was $235,000 in 2004, $125,000 in 2005 and $25,000 for 2006, reflecting Paris’s increasing duties for the Company, where he now devotes substantially all of his working time.

In 2005, Paris was eligible for an annual incentive bonus targeted at 50% of his annual base salary payable pursuant to an annual calendar year bonus plan established by the Board of Directors. Effective January 1, 2006, Paris is eligible for an annual incentive bonus targeted at 100% of his salary, depending upon the achievement of financial performance goals and other non-financial and individual performance goals to be established by the Board of Directors (“Target Goals”). If the Target Goals are exceeded, Paris will be eligible to receive an incentive bonus in an amount up to 200% of his salary. If performance is below the Target Goals, Paris will be entitled to a bonus that is less than 100% of his salary, but will not be entitled to any bonus if performance is below a certain threshold. Paris was also granted DSUs in 2005. Paris is eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

Effective January 1, 2006, the terms of the Paris Agreement were amended to provide for his participation in the LTIP. Under the LTIP, Paris has a target award equal to 250% of his annual base salary. Fifty percent of the target award has been granted in the form of DSUs, which were granted under the 1999 Stock Incentive Plan and vest ratably over four years on each anniversary of the date of grant. The remaining 50% of the target award is payable in the form of a Cash Incentive Award subject to the terms of the LTIP as described above. Upon an involuntary termination of Paris’s employment (including due to death or disability), Paris’s voluntary termination of employment for good reason following a change in control, or Paris’s retirement from the Company after having attained age 59 1/2 with at least five years of service, payment of the Cash Incentive Award is accelerated to, and calculated as of, the date of termination without being subject to proration.

The Paris Agreement may be terminated: (i) by Paris at the end of the term; (ii) upon Paris’ death or disability; (iii) by the Company for cause; (iv) by Paris for any reason upon 30 days’ notice; or (v) by the Company for any other reason upon 60 days’ notice. If Paris’ services are terminated as described in the preceding clauses (i) through (iv), Paris will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

If Paris’s services are terminated under the circumstances described in clause (v) of the immediately preceding paragraph or by the Company at the end of the term, Paris will be entitled to receive (i) the sum of his annual base salary and target bonus, (ii) a target bonus for the year of termination prorated for service through the date of termination, and (iii) continuation of health and welfare benefits for a one year period following the date of termination. Upon termination of Paris’ services as described in this paragraph, all unvested equity-based awards will become immediately fully vested and payable (if applicable).

In the event of a change of control of the Company, and the subsequent termination of Paris’s employment by the Company without cause or by Paris for good reason, within 36 months after the change in control, Paris will be entitled to his base salary and health and welfare benefits through his final date of active employment, any accrued but unused vacation pay and the target bonus through his final date of active employment. Paris will also be entitled to receive: (i) a lump sum amount equal to his final annual base salary plus the higher of his target bonus or the highest annual bonus actually received during the two most recent years and (ii) continuation of health and welfare benefits for a period commencing on the date of termination and ending on the first anniversary of the date upon which the term would otherwise have expired absent his termination. In addition, upon a change in control, all unvested awards and grants will become immediately fully vested and payable (if applicable). The Paris Agreement provides for a tax gross up if there are deemed “parachute payments” under the Code.

Paris agrees that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject to non-competition and non-solicitation provisions as set forth in the Paris Agreement.

Terms of Cruickshank Agreement

Cruickshank has been with the Company since 2000. Cruickshank is employed as the Chief Operating Officer of the Company’s Sun-Times News Group and publisher of the Chicago Sun-Times and reports to the President and Chief Executive Officer of the Company. The terms of the original employment agreement with Cruickshank were amended effective as of January 1, 2005 and were further amended with effect from January 1, 2006 (as so amended, the “Cruickshank Agreement”). The Cruickshank Agreement is for a period of one year from January 1, 2005, and the terms of employment are renewable for successive periods of one year upon expiration of the previous term, unless the Board of Directors or Cruickshank gives written notice of non-renewal at least 60 days prior to the end of each such one year period. The term of employment has been renewed for the one-year period commenced January 1, 2006.

In 2005, Cruickshank was paid an annual salary of $360,000 and was eligible for an annual bonus targeted at 50% of his annual base salary payable pursuant to an annual calendar year bonus plan established by the Board of Directors. Effective January 1, 2006, Cruickshank will be paid an annual salary of $400,000 and will be eligible for an annual bonus targeted at 75% of his annual base salary. In addition, Cruickshank is eligible to receive in 2006 an annual award under the LTIP in an amount to be determined by the Board of Directors.

The Cruickshank Agreement may be terminated: (i) by Cruickshank at the end of the term; (ii) upon Cruickshank’s death or disability; (iii) by the Company for cause; (iv) by Cruickshank for any reason upon 30 days’ notice; or (v) by the Company for any other reason upon 60 days’ notice. If Cruickshank’s services are terminated as described in the preceding clauses (i) through (iv), Cruickshank will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

Except if such termination occurs within the 36-month period following a change in control of the Company, if Cruickshank’s services are terminated by the Company as described in clause (v) of the immediately preceding paragraph or by the Company at the end of the term, he will be entitled to receive a single lump sum equal to (i) an amount that would have been equal to the continuation of his annual base salary for a period commencing on the date of termination and ending on the first anniversary of the date upon which the term would otherwise have expired absent his termination (the “Continuation Period”), (ii) an amount equal to the target bonus payable with respect to the base salary paid or that would have been payable both in respect of the Continuation Period and the portion of the then-current term of employment not included in the Continuation Period, and (iii) an amount equal to any bonus for Cruickshank earned and unpaid as of Cruickshank’s termination of employment. Cruickshank will also be entitled to receive health and welfare benefits during the Continuation Period. Upon termination of Cruickshank’s services as described in this paragraph, (i) all unvested cash awards will become fully vested and payable (as applicable), (ii) all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period will become fully vested and payable and (iii)  all other unvested equity-based awards will be forfeited.

In the event of a change of control of the Company, and the subsequent termination of Cruickshank’s employment by the Company without cause or by Cruickshank for good reason, within 36 months after the change in control, Cruickshank will be entitled to his base salary and health and welfare benefits through his final date of active employment, any accrued but unused vacation pay and the target bonus through his final date of active employment. Cruickshank will also be entitled to receive: (i) a lump sum amount equal to his final annual base salary, multiplied by two, plus two times the higher of his target bonus or the highest annual bonus actually received during the two most recent years, (ii) a target bonus for the year of termination prorated for service through the date of termination, and (iii) the continuation of health and welfare benefits for a period ending two years from the end of the current term of his agreement. In addition, upon a change in control, all unvested awards and grants become immediately fully vested and payable (if applicable). All severance payments will be made to Cruickshank in a single lump sum payment on a date that is not later than ten (10) business days following the date of termination of his services. The Cruickshank Agreement provides for a tax gross up if there are deemed “parachute payments” under the Code.

Cruickshank agrees that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject to non-competition and non-solicitation provisions as set forth in the Cruickshank Agreement.

Terms of Stoklosa Agreement

Stoklosa was appointed Vice President and Chief Financial Officer of the Company in November 2005. From March 2005 to November 2005, Stoklosa served as Vice President — Finance until his appointment as Vice President and Chief Financial Officer in November 2005. On January 31, 2006, the Company amended and restated in its entirety its employment agreement with Stoklosa, effective as of January 1, 2006 (the “Stoklosa Agreement”).

The Stoklosa Agreement has a one year term, ending on December 31, 2006, renewable for successive one-year periods. Under the Stoklosa Agreement, Stoklosa is entitled to an annual base salary of $400,000 and is eligible for an annual bonus targeted at 75% of his annual base salary. The final amount of Stoklosa’s bonus will be as determined by the Board of Directors. In addition, Stoklosa is eligible to receive in 2006 an annual award under the LTIP in an amount to be determined by the Board of Directors. Stoklosa is eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

The Stoklosa Agreement may be terminated: (i) at the end of the term; (ii)  upon his death or disability; (iii) by the Company for cause; (iv) by him for any reason upon 30 days’ notice; or (v) by the Company for any reason upon 60 days’ notice. If Stoklosa’s services are terminated as described in the preceding clauses (ii) through (iv) or by him under clause (i), he will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

Except if such termination occurs within the 36-month period following a change in control of the Company, if Stoklosa’s services are terminated by the Company as described in clause (v) of the immediately preceding paragraph or by the Company at the end of the term, he will be entitled to receive a single lump sum equal to (i) an amount that would have been equal to the continuation of his annual base salary for a period commencing on the date of termination and ending on the first anniversary of the date upon which the term would otherwise have expired absent his termination (the “Continuation Period”), (ii)  an amount equal to the target bonus payable with respect to the base salary paid or that would have been payable both in respect of the Extension Period and the portion of the then-current term of employment not included in the Continuation Period, and (iii) an amount equal to any bonus for Stoklosa earned and unpaid as of Stoklosa’s termination of employment. Stoklosa will also be entitled to receive health and welfare benefits during the Continuation Period. Upon termination of Stoklosa’s services as described in this paragraph, (i) all unvested cash awards will become fully vested and payable (as applicable), (ii)  all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period will become fully vested and payable and (iii) all other unvested equity-based awards will be forfeited.

In the event of a change of control of the Company, and the subsequent termination of Stoklosa’s employment by the Company for any reason other than death, disability or cause or by him for good reason, within 36 months after the change in control, Stoklosa will be entitled to his base salary and health and welfare benefits through his final date of active employment, any accrued but unused vacation pay and the target bonus through his final date of active employment. In addition, under the Stoklosa Agreement, Stoklosa will be entitled to receive: (i) a lump sum amount equal to his final annual base salary, multiplied by two, plus two times the higher of his target bonus for the year of termination or the highest annual bonus actually received during the two most recent years, (ii) a target bonus for the year of termination prorated for service through the date of termination, and (iii) the continuation of health and welfare benefits for the period ending two years from the end of the current term of his agreement. In addition, upon a change in control, all unvested cash and equity-based awards will become immediately vested and payable (as applicable).

All severance payments will be made to Stoklosa in a single lump sum payment on a date that is not later than ten (10) business days following the date of termination of his services. The Stoklosa Agreement provides for a tax gross up if there are deemed “parachute payments” under the Code.

Terms of Van Horn Agreement

Van Horn has served as Vice President, General Counsel and Secretary of the Company since June 2004. From March 2004 until June 2004 he served as Corporate Counsel to the Company. On January 31, 2006, the Company amended and restated in its entirety its employment agreement with Van Horn, effective as of January 1, 2006 (the “Van Horn Agreement”).

The Van Horn Agreement has a one year term, ending on December 31, 2006, renewable for successive one-year periods. Under the Van Horn Agreement, Van Horn is entitled to an annual base salary of $350,000 and is eligible for an annual bonus targeted at 75% of his annual base salary. The final amount of Van Horn’s bonus will be as determined by the Board of Directors. In addition, Van Horn is eligible to receive in 2006 an annual award under the LTIP in an amount to be determined by the Board of Directors. Van Horn is eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

The Van Horn Agreement may be terminated: (i) at the end of the term; (ii)  upon his death or disability; (iii) by the Company for cause; (iv) by him for any reason upon 30 days’ notice; or (v) by the Company for any other reason upon 60 days’ notice. If Van Horn’s services are terminated as described in the preceding clauses (ii) through (iv) or by him under clause (i), he will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

Except if such termination occurs within the 36-month period following a change in control of the Company, if Van Horn’s services are terminated by the Company as described in clause (v) of the immediately preceding paragraph or by the Company at the end of the term, he will be entitled to receive a single lump sum equal to (i) the amount that would have been payable as his annual base salary in respect of the period commencing on the date of termination and ending on the first anniversary of the date upon which the term would otherwise have expired absent his termination (the “Continuation Period”), (ii) an amount equal to the target bonus payable with respect to the salary paid or that would have been payable in respect of both the Continuation Period and the portion of the then-current term of employment not included in the Continuation Period, and (iii) an amount equal to any bonus earned and unpaid as of Van Horn’s termination of employment. Van Horn will also be entitled to receive health and welfare benefits during the Continuation Period. Upon termination of Van Horn’s services as described in this paragraph, (i) all unvested cash awards will become fully vested and payable (as applicable), (ii) all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period will become fully vested and payable and (iii) all other equity-based awards will be forfeited.

In the event of a change of control of the Company, and the subsequent termination of Van Horn’s employment by the Company for any reason other than death, disability or cause or by him for good reason within 36 months after the change in control, Van Horn will be entitled to his base salary and health and welfare benefits through his final date of active employment, any accrued but unused vacation pay and the target bonus through his final date of active employment. In addition, under the Van Horn Agreement, Van Horn will be entitled to receive: (i) a lump sum amount equal to his final annual base salary, multiplied by two, plus two times the higher of his target bonus for the year of termination or the highest annual bonus actually received during the two most recent years, (ii) a target bonus for the year of termination prorated for service through the date of termination, and (iii) the continuation of health and welfare benefits for the period ending two years from the end of the current term of his agreement. In addition, upon a change in control, all unvested cash incentive and equity-based awards will become immediately fully vested and payable (if applicable).

All severance payments will be made to Van Horn in a single lump sum payment on a date that is not later than ten (10) business days following the date of termination of Van Horn’s services. The Van Horn Agreement provides for a tax gross up if there are deemed “parachute payments” under the Code.

Terms of Healy Agreement

Healy joined Hollinger in 1995, and entered into an employment agreement with the Company, effective January 1, 2005 (the “Healy Agreement”). The Agreement was for a period of one year. Under the terms of the Healy Agreement, Healy was employed as the Company’s Vice President, Investor Relations and Corporate Development and reported to the President and Chief Executive Officer of the Company. Healy received an annual base salary of $360,000 and was eligible for an annual bonus targeted at 75% of his annual base salary.

Healy’s employment with the Company terminated on December 31, 2005. Healy and the Company entered into a separation agreement dated December 20, 2005, that supersedes the Healy Agreement. In consideration for his agreement to provide consulting services to the Company for nine months following the date of his termination and to provide the Company with a general release of claims, Healy will receive an amount equal to his pro-rated annual base salary and continued health and dental coverage through September 30, 2006 (but health and dental coverage will terminate earlier if Healy obtains coverage from a subsequent employer). Healy also received his annual bonus paid at target (in the amount of $270,000). In addition, all outstanding unvested equity-based awards on the date of termination will continue to vest in accordance with their original schedule through September 30, 2006. Healy is not subject to non-competition or non-solicitation provisions.

Terms of Lane Agreement

Lane’s employment with the Company terminated effective on December 31, 2005. In consideration for his agreement to provide the Company with a general release of claims, Lane received a lump sum payment of Cdn.$500,000 as severance and Cdn.$300,000 in lieu of his annual bonus for 2005. In addition, Lane is entitled to reimbursement for outplacement services at a firm of his choice up to Cdn.$75,000 and continued health and dental coverage through December 31, 2006 (but health and dental coverage will terminate earlier if Lane obtains coverage from a subsequent employer). The Company also reimbursed Lane up to Cdn.$7,000 for legal fees incurred by him in negotiating the separation agreement. Lane is not subject to non-competition of non-solicitation provisions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Since January 31, 2006, the Compensation Committee has been composed of Freidheim, O’Brien and Bard. In fiscal year 2005, the Compensation Committee was composed of Burt, Thompson and Freidheim. Burt and

Thompson did not stand for re-election to the Board of Directors at the 2005 Annual Meeting of Stockholders and are no longer members of the Board of Directors. In accordance with applicable rules, this report discusses the Compensation Committee’s policies applicable to the Company’s named executive officers with respect to compensation reported for 2005, the Company’s last completed fiscal year to which the 2006 Annual Meeting of Stockholders relates. See “Compensation of Executive Officers and Directors — Employment and Change of Control Agreements” above for a summary of certain compensation arrangements entered into with the named executive officers during 2005.

The Compensation Committee has the responsibility of making recommendations to the Board concerning the Company’s executive compensation policies, practices and objectives. The authority, responsibility and duties of the Compensation Committee are described in a Compensation Committee Charter, which has been approved by the Board of Directors. The responsibilities and duties of the Committee include, among other things:

•	reviewing from time to time and approving the overall compensation policies of the Company applicable to the Company’s executive officers.

•	reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the Company; evaluating the performance of the Chief Executive Officer in light of these goals and objectives; and setting the compensation of the Chief Executive Officer based on the Committee’s evaluation and competitive compensation market data.

•	reviewing and approving the compensation levels for the executive officers of the Company other than the Chief Executive Officer.

•	reviewing, approving, administering and annually evaluating the Company’s compensation plans, equity-based plans and benefit plans or programs for executive officers and such other officers as the Compensation Committee deems appropriate, as well as establishing individual targets and ranges under such plans or programs.

•	reviewing and approving equity-based grants to the Company’s executive officers and others.

•	reviewing, approving and at least annually evaluating the compensation and benefits for the Company’s non-employee directors.

The Compensation Committee recognizes the importance of a strong executive compensation program in attracting and retaining qualified executives. The Committee believes that the executive compensation program should be designed to align the interests of management closely with the interests of stockholders and to tie compensation levels to the performance of the Company and the achievement of long-term and short-term goals and objectives.

The Compensation Committee intends for the Company’s compensation program to provide executives with competitive base salaries and benefits and a significant incentive to achieve specific short- and long-term business performance objectives. The components of the executive compensation program are:

•	competitive base salaries that reflect the competitive marketplace for the talents that the Committee desires to attract and retain;

•	retention and long-term incentives through the provision of equity-based awards that vest over a period of time and cash incentives for senior executives that are paid upon the achievement of long-term financial performance objectives;

•	short-term incentives through the payment of annual cash bonuses;

•	competitive executive benefits and perquisites.

In making determinations for base salaries, award opportunities to be provided to officers under the compensation program and in establishing short-and long-term performance targets, the Compensation Committee considers data provided by independent compensation experts for the purpose of determining competitive levels of total compensation for each executive. The Compensation Committee’s objective is to develop a total compensation program that is competitive in the marketplace and provides significant incentive to increase stockholder value.

While the Compensation Committee believes it is important to ensure that total compensation levels for each executive are competitive, it also believes that the mix of compensation should be weighted toward variable components that provide a significant incentive for the achievement of the financial performance and other business objectives.

In establishing the compensation level for Paris for fiscal year 2005, the Committee considered several factors, including the unusual circumstances under which Paris was asked to assume the roles of Chairman, President and Chief Executive Officer at the request of the Board of Directors, the level of compensation which Paris had experienced in his current and most recent professional positions, and competitive compensation data provided by an independent compensation expert. Effective January 1, 2006, Paris’ compensation arrangement was modified to reduce his total annual cash compensation opportunity and to increase his long-term compensation opportunity. Paris’ compensation consists of a base salary of $900,000, to be reduced by $25,000 in 2006 to offset base compensation earned from his other employer, Berenson & Company, and an annual cash bonus targeted at 100% of his salary. In addition, Paris is awarded an annual grant of DSUs and cash incentives pursuant to the terms of the LTIP and is eligible to be considered for other short- and long-term compensation programs.

Compensation Committee

/s/  CYRUS F. FREIDHEIM, JR.
Cyrus F. Freidheim, Jr.

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Class A Common Stock (assuming all dividends were reinvested at the market price on the date of payment) against the cumulative total stockholder return of the NYSE Market Index and the Hemscott Group Index — Newspapers for the period commencing with December 31, 2001 through December 31, 2005. The Class A Common Stock is listed on the NYSE under the symbol “HLR”.

Comparison of Cumulative Total Return of the
Company, Peer Groups, Industry Indexes and/or Broad Markets

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG HOLLINGER INTERNATIONAL INC.,
NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDED DEC. 31, 2005

	Fiscal Year Ended
	Dec 29, 2000	Dec 31, 2001	Dec 31, 2002	Dec 31, 2003	Dec 31, 2004	Dec 31, 2005
Hollinger International Inc.	100	77.04	68.75	107.62	126.71	92.97
Hemscott Group Index	100	86.77	90.87	109.94	106.32	84.28
Nyse Market Index	100	91.09	74.41	96.39	108.85	117.84

SOURCE: HEMSCOTT, INC.
2108 LABURNUM AVENUE
RICHMOND, VA 23227
PHONE: 1- (800) 775-8118
FAX: 1- (804) 358-1857

LEGAL PROCEEDINGS

The following describes certain legal proceedings in which certain former directors or executive officers are parties adverse to the Company or have a material interest adverse to the Company. No current director or executive officer of the Company is such a party to any such legal proceedings.

Overview of Investigation of Certain Related Party Transactions

As previously reported in the Company’s SEC filings, on June 17, 2003, the Board of Directors established the Special Committee to investigate, among other things, certain allegations regarding various related party transactions, including allegations described in a beneficial ownership report on Schedule 13D filed with the SEC by Tweedy, Browne LLC, an unaffiliated stockholder of the Company, on May 19, 2003, as amended on June 11, 2003. In its Schedule 13D report, Tweedy Browne made allegations with respect to the terms of a series of transactions between the Company and certain former executive officers and certain former members of the Board of Directors, including Black, F. David Radler (“Radler”), the Company’s former President and Chief Operating Officer, J.A. Boultbee (“Boultbee”), a former Executive Vice-President and a former member of the Board of Directors, and Peter Y. Atkinson (“Atkinson”), a former Executive Vice-President and a former member of the Board of Directors. The allegations concern, among other things, payments received directly or indirectly by such persons relating to “non-competition” agreements arising from asset sales by the Company, payments received by such persons under the terms of management services agreements between the Company and Ravelston, RMI, Moffat Management Inc. (“Moffat”) and Black-Amiel Management Inc. (“BAM”), which are entities with whom Black and some of the noted individuals were associated, and sales by the Company of assets to entities with which some of the noted individuals were affiliated. In October 2003, the Special Committee found references to previously undisclosed “non-competition” payments to Hollinger Inc. while reviewing documents obtained from the Company. The Special Committee also found information showing that “non-competition” payments to Black, Radler, Boultbee and Atkinson had been falsely described in, among other filings, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2001. The Special Committee and the Audit Committee each conducted expedited investigations into these matters.

As previously reported in the Company’s SEC filings, on November 15, 2003, the Special Committee and the Audit Committee disclosed to the Board of Directors the preliminary results of their investigations. The committees determined that a total of $32.2 million in payments characterized as “non-competition” payments were made by the Company without appropriate authorization by either the Audit Committee or the full Board of Directors. Of the total unauthorized payments, approximately $16.6 million was paid to Hollinger Inc. in 1999 and 2000, approximately $7.2 million was paid to each of Black and Radler in 2000 and 2001, and approximately $0.6 million was paid to each of Boultbee and Atkinson in 2000 and 2001. As a consequence of these findings, the Special Committee then entered into discussions with Black that culminated in the Company and Black signing an agreement on November 15, 2003 (the “Restructuring Agreement”). The Restructuring Agreement provided for, among other things, restitution by Hollinger Inc., Black, Radler, Boultbee and Atkinson to the Company of the full amount of the unauthorized payments, plus interest; the hiring by the Board of Directors of Lazard Frères & Co. LLC and Lazard & Co., Limited (collectively, “Lazard”) as financial advisors to explore alternative strategic transactions, including the sale of the Company as a whole or the sale of individual businesses (the “Strategic Process”); and certain management changes, including the retirement of Black as CEO and the resignations of Radler, Boultbee and Atkinson. In addition, Black agreed, as the indirect controlling stockholder of Hollinger Inc., that during the pendency of the Strategic Process he would not support a transaction involving ownership interests in Hollinger Inc. if such transaction would negatively affect the Company’s ability to consummate a transaction resulting from the Strategic Process unless the transaction were necessary to enable Hollinger Inc. to avoid a material default or insolvency. On August 30, 2004, the Special Committee published the results of its investigation.

As previously reported in the Company’s SEC filings, on November 19, 2003, Black retired as CEO of the Company. Paris became the Company’s Interim CEO upon Black’s retirement. Effective November 16, 2003, Radler resigned as President and Chief Operating Officer of the Company and as publisher of the Chicago Sun-Times, at which time Paris became Interim President. On November 16, 2003, Radler and Atkinson also resigned as members of the Board of Directors. The Company terminated Boultbee as an officer on November 16, 2003. On January 17, 2004, Black was removed as non-executive Chairman of the Board of Directors and Paris was elected as

Interim Chairman on January 20, 2004. On March 5, 2004, Black was removed as Executive Chairman of the Telegraph Group. On June 2, 2005, the Company received a letter from Black and Amiel Black informing the Company of their retirement from the Board of Directors with immediate effect.

As previously reported in the Company’s SEC filings, by Order and Judgment dated June 28, 2004, the Delaware Chancery Court found, among other things, that Black and Hollinger Inc. breached their respective obligations to make restitution pursuant to the Restructuring Agreement and ordered, among other things, that Black and Hollinger Inc. pay the Company $29.8 million in aggregate. Hollinger Inc. and Black paid the Company the amount ordered by the court on July 16, 2004.

The Company is party to several other lawsuits either as plaintiff or as a defendant, including several stockholder class action lawsuits, in connection with the events noted above and as previously reported in the Company’s SEC filings.

Stockholder Derivative Litigation

As previously reported in the Company’s SEC filings, on December 9, 2003, Cardinal Value Equity Partners, L.P., a stockholder of the Company, initiated a purported derivative action on behalf of the Company against certain current and former executive officers and directors, including Black, and certain entities affiliated with them, and against the Company as a “nominal” defendant. This action, which was filed in the Court of Chancery for the State of Delaware in and for New Castle County and is entitled Cardinal Value Equity Partners, L.P. v. Black, et al., asserts causes of action that include breach of fiduciary duty, misappropriation of corporate assets and self-dealing in connection with certain “non-competition” payments, the payment of allegedly excessive management and services fees, and other alleged misconduct.

As previously reported in the Company’s SEC filings, on May 3, 2005, certain of the Company’s current and former independent directors agreed to settle claims brought against them in this action. The settlement provides for $50.0 million to be paid to the Company. The settlement is conditioned upon funding of the settlement amount by proceeds from certain of the Company’s directors and officers liability insurance policies, and is also subject to court approval. Certain insureds under policies who are not among the settling defendants and certain excess insurers have challenged the funding of the settlement by the insurers in the Ontario Superior Court of Justice. The settlement is subject to the Ontario Court’s approval of the funding and proceedings on the matter are ongoing. In a decision dated January 13, 2006, the Ontario Court provisionally endorsed certain aspects of the funding of the settlement by American Home Assurance Company and the Chubb Insurance Company of Canada, but the Ontario Court is conducting further proceedings to resolve certain remaining issues concerning the approval of this funding. The settlement is also subject to approval by the Court of Chancery of the State of Delaware. The parties to the settlement include former independent directors Burt, Kissinger, Meitar, Thompson, Dwayne O. Andreas, Raymond G. Chambers, Marie-Josee Kravis (“Kravis”), Robert S. Strauss, A. Alfred Taubman, George Weidenfeld and Leslie H. Wexner. The other defendants named in the suit, who are not parties to the settlement, are Black, Amiel Black, Colson, Perle, Radler, Atkinson, Bradford Publishing Co. (“Bradford”) and Horizon Publications, Inc. (“Horizon”). Bradford and Horizon are private newspaper companies controlled by Black and Radler.

Stockholder Class Actions

As previously reported in the Company’s SEC filings, in February and April 2004, three alleged stockholders of the Company (Teachers’ Retirement System of Louisiana, Kenneth Mozingo, and Washington Area Carpenters Pension and Retirement Fund) initiated purported class action suits in the United States District Court for the Northern District of Illinois against the Company, Black, certain former executive officers and certain former directors of the Company, Hollinger Inc., Ravelston and certain affiliated entities and KPMG LLP, the Company’s independent registered public accounting firm. On July 9, 2004, the court consolidated the three actions for pretrial purposes. The amended class action complaint asserts claims under federal and Illinois securities laws and claims of breach of fiduciary duty and aiding and abetting in breaches of fiduciary duty in connection with misleading disclosures and omissions regarding: certain “non-competition” payments, the payment of allegedly excessive management fees, allegedly inflated circulation figures at the Chicago Sun-Times, and other alleged misconduct. The complaint seeks unspecified monetary damages, rescission, and an injunction against future violations.

As previously reported in the Company’s SEC filings, on September 7, 2004, a group allegedly comprised of those who purchased stock in one or more of the defendant corporations, initiated purported class actions by issuing Statements of Claim in Saskatchewan and Ontario, Canada. The Saskatchewan claim, issued in that province’s Court of Queen’s Bench, and the Ontario claim, issued in that province’s Superior Court of Justice, are identical in all material respects. The defendants include the Company, certain former directors and officers of the Company, Hollinger Inc., Ravelston and certain affiliated entities, Torys LLP (“Torys”), the Company’s former legal counsel, and KPMG LLP. The plaintiffs allege, among other things, breach of fiduciary duty, violation of the Saskatchewan Securities Act, 1988, S-42.2, and breaches of obligations under the Canadian Business Corporations Act, R.S.C. 1985, c. C.-44 and seek unspecified monetary damages. On February 28, 2006, the Saskatchewan court stayed the action until September 15, 2007. The claimants may apply to have the stay lifted prior to that date if they are unable effectively to pursue their claims by way of the Illinois or Ontario class actions or in an SEC proceeding.

As previously reported in the Company’s SEC filings, on February 3, 2005, substantially the same group of plaintiffs as in the Saskatchewan and Ontario claims initiated a purported class action by issuing a Statement of Claim in Quebec, Canada. The Quebec claim, issued in that province’s Superior Court, is substantially similar to the Saskatchewan and Ontario claims and the defendants are the same as in the other two proceedings. The plaintiffs allege, among other things, breach of fiduciary duty, violation of the Ontario Securities Act and breaches of obligations under the Canada Business Corporations Act and seek unspecified money damages.

Litigation Involving Controlling Stockholder, Senior Management and Directors

As previously reported in the Company’s SEC filings, on January 28, 2004, the Company, through the Special Committee, filed a civil complaint in the United States District Court for the Northern District of Illinois asserting breach of fiduciary duty and other claims against Hollinger Inc., Ravelston, RMI, Black, Radler and Boultbee, which complaint was amended on May 7, 2004 and again on October 29, 2004. The action is entitled Hollinger International Inc. v. Hollinger Inc., et al., Case No. 04C-0698 (the “Special Committee Action”). The second amended complaint in which Amiel Black, Colson and Perle are also named as defendants, seeks to recover approximately $542.0 million in damages, including prejudgment interest of approximately $117.0 million, and punitive damages. The second amended complaint asserts claims for breach of fiduciary duty, unjust enrichment, conversion, fraud and civil conspiracy in connection with transactions described in the Report, including, among other Transactions, unauthorized “non-competition” payments, excessive management fees, sham broker fees and investments and divestitures of Company assets. The second amended complaint also added Perle as a defendant and eliminated as defendants certain companies affiliated with Black and Radler.

As previously reported in the Company’s SEC filings, all defendants have answered the second amended complaint, and with their answers defendants Black, Radler, Boultbee, Amiel Black and Colson asserted third-party claims against Burt, Thompson and Kravis. These claims seek contribution for some or all of any damages for which defendants are held liable to the Company. On January 25, 2006, the court dismissed those third-party claims, and on February 8, 2006, defendants moved for reconsideration of that decision. In addition, Black asserted counterclaims against the Company alleging breach of his stock option contracts with the Company and seeking a declaration that he may continue participating in the Company’s option plans and exercising additional options. On May 26, 2005, the Company filed its reply to Black’s counterclaims. Ravelston and RMI asserted counterclaims against the Company and third-party claims against Hollinger Canadian Publishing Holdings Co. (“HCPH Co.”) and Hollinger International Publishing Inc. (“Publishing”), a wholly owned subsidiary of the Company. Without specifying any alleged damages, Ravelston and RMI allege that the Company has failed to pay unidentified management services fee amounts in 2002, 2003, and 2004, and breached an indemnification provision in the management services agreements. Ravelston and RMI also allege that the Company breached a March 10, 2003 “Consent and Agreement” (“Consent”) between the Company and Wachovia Trust Company. Ravelston and RMI allege that they were “third-party beneficiaries” of the Consent, that the Company breached it, and that they have incurred unspecified damages as a result. On March 3, 2006, the court granted the Company’s motion to dismiss the claim based on the Consent, ruled that Ravelston and RMI are not entitled to the same management fee that they obtained in 2003 and denied the motion to dismiss the other claims.

As previously reported in the Company’s SEC filings, the U.S. Attorney’s Office intervened in the case and moved to stay discovery until the close of criminal proceedings. On March 2, 2006, the court granted the motion over the Company’s objection.

Black v. Hollinger International Inc., filed on May 13, 2005

As previously reported in the Company’s SEC filings, on May 13, 2005, Black filed an action against the Company in the Delaware Court of Chancery in regard to the advancement of fees and expenses in connection with various actions in which he is the defendant.

As previously reported in the Company’s SEC filings, in March 2006, Black and the Company reached an agreement to settle the action. Pursuant to the settlement agreement, the Company will advance approximately $4.4 million for legal bills previously submitted to the Company for advancement, which reflects an offset for amounts previously advanced to Black that he was required to repay as a result of the rulings against him in the Delaware Litigation. In connection with future legal bills, the Company will advance 75% of the legal fees of attorneys representing Black in the criminal case pending against him in the United States District Court for the Northern District of Illinois and 50% of his legal fees in other matters pending against him. All such advancement is subject to Black’s undertaking that he will repay such fees if it is ultimately determined that he is not entitled to indemnification.

Black v. Breeden, et al.

As previously reported in the Company’s SEC filings, five defamation actions have been brought by Black in the Ontario Superior Court of Justice against Breeden, Richard C. Breeden & Co. (“Breeden & Co.”), Paris, Thompson, Burt, Savage and Seitz. The first case was filed on February 13, 2004; the second and third cases were filed on March 11, 2004; the fourth case was filed on June 15, 2004; and the fifth case was filed on October 6, 2004. The fifth case does not name Thompson and Burt as defendants but adds Healy as a defendant. Damages in the amount of Cdn.$850.0 million are sought in the first and second cases; damages in the amount of Cdn.$110.0 million are sought in the third and fourth cases; and Cdn.$1.0 billion in general damages and Cdn.$100.0 million in punitive damages are sought in the fifth case. Black has agreed to a stay of these actions pending the determination of certain proceedings and appeals. Although such matters described above are now completed, no steps have been taken to advance the defamation actions in the Ontario Superior Court of Justice.

As previously reported in the Company’s SEC filings, on February 11, 2005, Black issued a libel notice indicating his intention to issue a sixth defamation action, with the defendants being Breeden, Breeden & Co., Paris, Thompson, Burt, Savage, Seitz, Meitar and Kissinger. On March 9, 2005, a statement of claim in the sixth action was issued. This action names all of the aforementioned individuals as defendants. The amount claimed in the action is Cdn.$110.0 million.

As previously reported in the Company’s SEC filings, the defendants named in the six defamation actions have indemnity claims against the Company for all reasonable costs and expenses they incur in connection with these actions, including judgments, fines and settlement amounts. In addition, the Company is required to advance legal and other fees that the defendants may incur in relation to the defense of those actions. The Company agreed to indemnify Breeden and Breeden & Co. against all losses, damages, claims and liabilities they may become subject to, and reimburse reasonable costs and expenses as they are incurred, in connection with the services Breeden and Breeden & Co. are providing in relation to the Special Committee’s ongoing investigation.

United States Securities and Exchange Commission v. Conrad M. Black, et al.

As previously reported in the Company’s SEC filings, on November 15, 2004, the SEC filed an action in the United States District Court for the Northern District of Illinois against Black, Radler and Hollinger Inc. seeking injunctive, monetary and other equitable relief. In the action, the SEC alleges that the three defendants violated federal securities laws by engaging in a fraudulent and deceptive scheme to divert cash and assets from the Company and to conceal their self-dealing from the Company’s public stockholders from at least 1999 through at least 2003. On December 14, 2005, the court granted the U.S. Attorney’s Office’s motion for a complete discovery stay pending resolution of the criminal case.

Federal Indictment of Ravelston and Former Company Officials

As previously reported in the Company’s SEC filings, on August 18, 2005, a federal grand jury in Chicago indicted Radler, the Company’s former President and Chief Operating Officer, Mark S. Kipnis (“Kipnis”), the Company’s former Vice-President, Corporate Counsel and Secretary, and Ravelston on federal fraud charges for allegedly diverting $32.2 million from the Company through a series of self-dealing transactions between 1999 and May 2001. The indictment, which includes five counts of mail fraud and two counts of wire fraud, alleges that the defendants illegally funneled payments disguised as “non-competition” fees to Radler, Hollinger Inc., and others, at the Company’s expense, and fraudulently mischaracterized bonus payments to certain Company executives as “non-competition” fees in order to defraud Canadian tax authorities. The transactions alleged in the indictment are among the transactions that form the basis for the Company’s civil claims against Radler, Ravelston, and others in the Special Committee Action. On August 24, 2005, Kipnis entered a not guilty plea. On September 20, 2005, Radler pleaded guilty to one count of fraud. Under a plea bargain, he agreed to cooperate with federal prosecutors, accept a prison sentence of two years and five months and pay a $250,000 fine.

As previously reported in the Company’s SEC filings, on November 17, 2005, the federal grand jury in Chicago returned an expanded indictment naming new defendants and adding additional fraud charges. The new defendants named in the expanded indictment are Black, as well as Boultbee and Atkinson. The indictment alleges that, among other things, defendants fraudulently diverted an additional $51.8 million from the Company’s multibillion-dollar sale of assets to CanWest in 2000. The indictment also alleges that Black, with Boultbee’s assistance, defrauded the Company of millions of dollars in connection with the Company’s renovation of a New York City apartment for Black and Black’s purchase from the Company of another apartment in the same building. On November 22, 2005, Ravelston entered a not guilty plea; on November 29, 2005, Kipnis entered a not guilty plea; on December 1, 2005, Black and Atkinson entered not guilty pleas; and on December 7, 2005, Boultbee entered a not guilty plea.

As previously reported in the Company’s SEC filings, on December 15, 2005, the grand jury returned another expanded indictment alleging four new charges against Black and one new charge against Boultbee. The additional charges against Black include one count each of racketeering, obstruction of justice, money laundering, and wire fraud. The new indictment also adds a claim for forfeiture that includes Black’s ownership interests in Ravelston and Hollinger Inc. On December 16, 2005, Black and Boultbee pleaded not guilty to the additional charges.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain relationships and related party transactions since January 1, 2005. In August 2004, the Special Committee filed the Report with the U.S. District Court for the Northern District of Illinois. The Report sets out the scope and results of its investigation into certain relationships and related party transactions involving certain former executive officers and certain former directors of the Company. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 has additional information about the Report. The following discussion does not purport to cover all relationships and related party transactions that the Special Committee investigated and reported upon and only covers information relating to related party transactions entered into or certain relationships that existed in or after 2005. Certain amounts may differ from amounts used in the Report due to differences in exchange rates.

As noted under “Legal Proceedings,” most of the findings of the Special Committee set forth in the Report are the subject of ongoing litigation and are being disputed by the former executive officers and certain former directors of the Company who are the subject of the Report.

Management Services Agreements

See “Legal Proceedings — Overview of Investigation of Certain Related Party Transactions” above with respect to the management services agreements.

Loan to Subsidiary of Hollinger Inc.

The Company extended a loan to a subsidiary of Hollinger Inc. on July 11, 2000 in the amount of $36.8 million. The loan was originally payable on demand but on March 10, 2003, the due date for repayment was extended to no earlier than March 1, 2011. On March 10, 2003, the Company calculated the principal amount and interest outstanding under this loan as $46.2 million. In conjunction with the closing of the offering of 11 7/8% Senior Secured Notes due 2011 by Hollinger Inc., Hollinger Inc. and the Company agreed to amend this loan as follows:

•	$25.8 million of the loan was repaid by the Hollinger Inc. subsidiary by application of amounts due to it with respect to the repurchase of shares of Class A Common Stock and redemption of shares of Series E Preferred Stock by the Company; and

•	The remaining indebtedness of $20.4 million under the loan, according to the Company’s then incorrect calculation, was subordinated in right of payment to the Hollinger Inc. 11 7/8% Senior Secured Notes and bears interest at a rate of 14.25% if paid in cash and 16.5% if paid in kind.

The loan referred to above is guaranteed by Ravelston. The Company has sued Hollinger Inc. and Ravelston seeking to rescind the loan entirely and have it repaid in full. The Company claims that Black, Radler, Boultbee and Hollinger Inc. and its subsidiary made material misrepresentations to the Audit Committee in order to obtain its approval for the loan in July 2000 and, therefore, the Company is entitled to rescind the loan. The Company seeks repayment of the entire loan balance, properly calculated and without regard to the alleged unauthorized interest rate reduction. See “Legal Proceedings — Litigation Involving Controlling Stockholder, Senior Management and Directors” above.

Special Committee Costs; Advancement of Legal Fees

During 2005, the Company incurred expenses of $13.6 million (net of a $30.3 million recovery resulting from a settlement with Torys LLP, former outside counsel to the Company and $2.1 million in recoveries of incentive payments to Black) in connection with the Company’s Special Committee investigation and related litigation. Included in the $13.6 million are legal fees and other professional fees related to the Special Committee investigation and related litigation and legal fees of approximately $23.4 million advanced by the Company on behalf of former directors and officers. Included in the costs related to or arising from the Special Committee’s work are the legal costs and other professional fees that the Company has incurred in the amount of $3.6 million for the year ended December 31, 2005. These legal and other professional fees are primarily comprised of costs to defend the Company in litigation that has arisen as a result of the issues the Special Committee has investigated, including costs to defend the counterclaims of Hollinger Inc. and Black in the Delaware litigation.

The following legal fees have been advanced on behalf of directors and executive officers who served as such in fiscal year 2005: Black $4,320,420; Amiel Black $857,235; Burt $692,538; Colson $552,308; Kissinger $56,579; Meitar $159,920; Thompson $173,339 and Perle $4,655,491.

Release and Settlement Agreement with Atkinson

See “Legal Proceedings — Overview of Investigation of Certain Related Party Transactions”, “— Stockholder Derivative Litigation”, “— Litigation Involving Controlling Stockholder, Senior Management and Directors” and “— Special Committee Costs; Advancement of Legal fees” above, and “Consulting Agreement with Atkinson” below.

Consulting Agreement with Atkinson

The Company entered into consulting agreements with Atkinson under the terms of which Atkinson was engaged to assist the CEO of the Company with respect to the Company’s ongoing relationship with CanWest and to perform such other functions and tasks as assigned by the Chief Executive Officer of the Company from time to time. During the term of the first agreement, the Company agreed to pay Atkinson $30,000 per month for services rendered through February 28, 2005 and permit continued vesting during the term of the agreement of any unvested stock options previously granted to Atkinson by the Company that would have vested during such term but for Atkinson’s resignation from the Company on April 27, 2004. The Company also agreed to provide Atkinson with suitable office space and appropriate secretarial and administrative assistance at the Company’s expense and to reimburse him for reasonable travel and other expenses approved in advance by the Company during the term of the agreement. On February 23, 2005, the Company entered into a second consulting agreement with Atkinson effective from March 1, 2005 to September 30, 2005, which has now expired. The Company paid Atkinson an hourly rate of Cdn. $350 and reimbursed him for reasonable travel and other expenses approved in advance by the Company. During the duration of this contract, the Company paid Atkinson $18,865.

Settlement Agreement with Certain Former and Current Independent Directors

See “Legal Proceedings — Stockholder Derivative Litigation” above.

Agreement with RSM Richter Inc.

On May 12, 2005, the Company entered into an agreement with the Receiver, pursuant to which the Company agreed to amend the SRP and to permit the Receiver to take possession and control of Hollinger Inc. shares owned by the Ravelston Entities without triggering the SRP. In the agreement, the Company also agreed not to oppose any relief which the Receiver may seek from certain cease trade orders imposed by the OSC affecting the Hollinger Inc. shares controlled by the Ravelston Entities in order to allow the Receiver to realize on a limited amount of Hollinger Inc. shares in order to fund the costs of the receivership. Under the agreement, the Receiver has agreed not to oppose any orders required to permit an action brought by the Company against Ravelston and RMI in the U.S. District Court for the Northern District of Illinois to continue.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has responsibility for appointing, setting fees and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to de minimis exceptions for non-audit services that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee engaged the firm KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2005. The Audit Committee has engaged KPMG LLP for fiscal year 2006. Representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions asked by stockholders.

On an ongoing basis, management defines and communicates specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if it approves the engagement of KPMG LLP. The categories of service that the Audit Committee pre-approves are as follows:

Audit Services.  Audit services include work performed in connection with the audit of the consolidated financial statements, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit Related Services.  These services are for assurance and related services that are traditionally performed by the independent registered public accounting firm and that are reasonably related to the work performed in connection with the audit including due diligence related to mergers and acquisitions, employee benefit plan audits and audits of subsidiaries and affiliates.

Tax Services.  These services are related to tax compliance, tax advice and tax planning. These services may be provided in relation to Company strategies as a whole or be transaction specific.

Other Services.  These services include all other permissible non-audit services provided by the independent registered public accounting firm and are pre-approved on an engagement-by-engagement basis.

The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Audit Committee as a whole. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG LLP during 2005 and 2004.

	2005	2004

Audit fees(1)	4,806,955	$4,565,098
Audit-related fees(2)	193,220	442,176

Total audit and audit related fees	5,000,175	5,007,274
Tax fees(3)	1,886,701	3,897,929
All other fees(4)	—	801,155

Total fees	6,886,876	$9,706,358

(1)	Audit fees for 2005 and 2004 include fees for the annual audit, quarterly reviews, and statutory audits. The amount for 2005 represents a current estimate of overall fees, which have not yet been fully billed.

(2)	Audit related fees consist of fees for employee benefit plan audits, assistance with the CanWest arbitration, due diligence procedures performed and accounting advice with respect to dispositions.

(3)	Tax fees consist of fees for tax compliance, federal, state and international tax planning and transaction assistance.

(4)	All other fees consist of billings related to responding to subpoenas.

No portion of the services described above were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement provided by Section 2-01(c)(7)(i)(c) of Regulation S-X of the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of the three members of the Board of Directors named below, each of whom satisfies the independence requirements of the NYSE rules currently in effect. The Board of Directors has determined that Savage is an audit committee financial expert. The Audit Committee acts under a written charter, which may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section.

The primary purpose of the Audit Committee is to exercise oversight of:

•	the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the audit of the Company’s financial statements; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm.

In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. Management represented to the Audit Committee that adequate procedures were undertaken to permit management to conclude that the Company’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and that they fairly present, in all material respects, the Company’s financial position, results of operations and cash flows for the periods presented.

The Audit Committee also reviewed and discussed the Company’s audited financial statements for fiscal years 2005 and 2004 with KPMG LLP, the Company’s independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as currently in effect, and such other matters as are required to be discussed under other applicable standards of the Public Company Accounting Oversight Board, the rules of the SEC and other applicable regulations. The Audit Committee has also received from KPMG LLP written confirmation that KPMG LLP is independent with respect to the Company under all relevant professional and regulatory standards.

As a result of management’s evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002, management determined that the Company’s disclosure controls and procedures and internal control over financial reporting were ineffective as of December 31, 2005 and that material weaknesses existed in the Company’s internal control over financial reporting as of that date. The Audit Committee is overseeing the Company’s efforts to address all identified deficiencies in the design and operation of the Company’s disclosure controls and procedures, remediate identified material weaknesses in internal control over financial reporting, and implement new controls to ensure a proper control environment at the Company. In this regard, the Audit Committee has authorized the retention of a third party consultant to perform an enterprise risk management audit of the Company, and to implement an enhanced internal audit function at the Company. In addition, management, under the oversight of the Audit Committee, is engaged in enhanced testing of policies and procedures designed to address the Company’s identified material weaknesses in internal control over financial reporting.

Based on the activities of the Audit Committee referred to above and the reports and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. In addition, the Audit Committee engaged KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2006.

Audit Committee
of the Board of Directors
Graham W. Savage, Chairman
John M. O’Brien
John F. Bard

OTHER MATTERS

So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the directors and executive officers and any persons holding more than 10% of any equity security of the Company are required to report their initial ownership of any equity security and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any failure to file such reports by those dates during 2005. To the Company’s knowledge, except as set forth in the following sentence, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, these filing requirements were satisfied during the 2005 fiscal year. Late Form 4s were filed as follows: (i) reports were filed on February 18, 2005 by Smith, Healy and Van Horn and on March 3, 2005 by Cruickshank to report grants of DSUs to such persons on January 26, 2005; (ii) reports were filed on February 9, 2006 by Cruickshank and Van Horn to report grants of DSUs to such persons on each of March 1, 2005 and December 9, 2005; (iii) a report was filed on February 9, 2006 by Paris to report grants of DSUs to Paris on January 18, 2005, March 1, 2005, November 16, 2005

and December 9, 2005; (iv) a report was filed by Stoklosa on February 9, 2006 to report a grant of DSUs to Stoklosa on December 9, 2005; and (v) a report was filed by Smith on February 15, 2006 to report a grant of DSUs to Smith on March 1, 2005.

STOCKHOLDER PROPOSALS

In accordance with the Exchange Act, stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company for inclusion in the 2007 Proxy Statement no later than January 16, 2007. However, if the date of the 2007 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2006 Annual Meeting of Stockholders, the Company will announce revised deadlines for the submission of stockholder proposals.

For any stockholder proposal that is not submitted for inclusion in the 2007 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2007 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on January 16, 2007 and advises stockholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on January 16, 2007. These deadlines may be revised if the meeting date is changed.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is not a part of the proxy soliciting material, has been mailed to the Company’s stockholders.

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 may be viewed online at www.hollingerintl.com under “SEC Filings” in the “Investor Relations” section. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year’s annual meeting. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

The Company has established Corporate Governance Guidelines, a Code of Business Conduct & Ethics, and “Whistleblower” Procedures. In addition, each of the Audit, Compensation, and Nominating & Governance Committees of the Board of Directors acts under a written charter. All of these documents may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the Company’s headquarters.

MISCELLANEOUS

Stockholders who wish to communicate with the Board of Directors or the non-management directors, individually or as a group, may do so by sending a detailed letter to:

Hollinger International Inc.
Office of the Secretary
712 Fifth Avenue
New York, NY 10019
Phone: 212-586-5666

Alternatively, such letter may be sent to the Company’s outside counsel at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, attention: Chairman of the Firm. Stockholders can also leave a message for a return call at 212-586-5666, or can submit a question online via the Company’s website at www.hollingerintl.com in the “Contact” section. Communications from stockholders will be forwarded directly to the non-management director to which such communication is addressed, if applicable, or if not addressed to a particular non-management director or non-management directors as a group, to the most appropriate committee chairperson, the Chairman of the Board or the full Board of Directors, unless, in any case, they are outside the scope of matters considered by the Board of Directors or duplicative of other communications previously forwarded to the Board of Directors. Communications to the Board of Directors, the non-management directors or to any individual director that relate to the Company’s accounting, internal accounting controls or auditing matters are referred to the chairman of the Audit Committee.

For the Board of Directors
James R. Van Horn
Vice President
General Counsel and Secretary

New York, New York
May •, 2006

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
HOLLINGER INTERNATIONAL INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Hollinger International Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article FIRST of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST:  The name of the corporation is Sun-Times Media Group Inc. (hereinafter the “Corporation”). The name under which the Corporation was originally incorporated is Hollinger U.S. Holdings, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 28, 1990.

SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Hollinger International Inc. has caused this Certificate to be duly executed in its corporate name this [          ] day of [          ], 2006.

HOLLINGER INTERNATIONAL INC.

By:
Gordon A. Paris
President and Chief Executive Officer
ATTEST:

By:
James R. Van Horn
Secretary

A-1

APPENDIX B

HOLLINGER INTERNATIONAL INC.

EXECUTIVE CASH INCENTIVE PLAN

Purpose

The purpose of the Hollinger International Inc. Executive Cash Incentive Plan (the “Plan”) is to establish a program of incentive compensation for designated officers and/or key executive employees of Hollinger International, Inc., a Delaware corporation (the “Company”) and its subsidiaries and divisions that is directly related to the performance results of such individuals. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

Definitions

The following definitions shall be applicable throughout the Plan.

“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company or (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award or awards, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee. The fact that a Committee member shall fail to qualify as an “outside director” when administering the Plan with respect to 162(m) Bonus Awards shall not invalidate any 162(m) Bonus Award granted by the Committee if such 162(m) Bonus Award is otherwise validly granted under the Plan.

“Company” means Hollinger International, Inc., a Delaware corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant in accordance with the Plan to receive the amount, if any, payable under the Plan upon such Participant’s death.

“162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described below.

“Participant” means any officer or key executive of the Company and its subsidiaries designated by the Committee to participate in the Plan.

“Performance Goals” means the performance objectives of the Company or an Affiliate during a Performance Period established for the purpose of determining whether, and to what extent, Bonus Awards will be earned for the Performance Period. To the extent a Bonus Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, divisions or operations of the Company:

•	earnings (gross, net, pre-tax, post-tax or per share);

•	stock price (absolute or relative to other companies);

•	market share;

•	gross or net profit margin;

•	costs or expenses;

•	return on equity;

•	sales;

•	earnings before interest and taxes (“EBIT”);

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	return on capital or equity;

•	net income;

•	total shareholder return.

Each grant of a 162(m) Bonus Award shall specify the Performance Goals to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Goals.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals to be unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Goals related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be any period of at least 12 consecutive months as determined by the Committee.

“Plan” means the Executive Cash Incentive Plan.

Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum aggregate award which may be earned by each Participant (which may be expressed in terms of a dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), establish the applicable performance period, calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described below. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum aggregate award (and, if the Committee deems appropriate, threshold and target awards) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

Payment of Bonus Awards

Except as provided below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Goals. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Goals; provided, however, that the Committee, in its sole discretion, may permit the payment of a 162(m) Bonus Award to a Participant (or such Participant’s Designated Beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable Performance Goals following (i) a termination of employment due to the Participant’s death or disability or (ii) a “Change in Control” (as that term is defined in the Company’s 2006 Long Term Incentive Plan).

With respect to any single Participant, the maximum amount of any 162(m) Bonus Award for any fiscal year of the Company shall be $10,000,000.

Termination of Employment

A Participant shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Participant’s death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to receive payment of all or a pro rata portion of his or her Bonus Award following a termination of such Participant’s employment prior to the last day of a Performance Period; provided, however, that, in the event the Bonus Award is a 162(m) Bonus Award the Committee shall only be permitted to exercise such discretion upon a termination of employment described above.

Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes that the Committee, in its sole discretion, determines are required to be withheld with respect to such payments.

Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant fails to designate a Designated Beneficiary as provided herein, or if the Designated Beneficiary predeceases the Participant, then any Bonus Award payable following the Participant’s death shall be payable to such Participant’s estate.

No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

Effective Date

The effective date of the Plan is [          ].

Shareholder Reapproval.

The Plan shall be subject to reapproval by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders first approved the Plan following the date on which the Company became a “publicly held corporation” within the meaning of Section 162(m)(2) of the Code.

* * *
As adopted by the Board of Directors of
Hollinger International Inc. at a meeting held
on May •, 2006.

HOLLINGER INTERNATIONAL INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ●

CONTROL NUMBER

The Board of Directors recommends a vote FOR all of the nominees.

1.	Election of Directors
Nominees: (01) John F. Bard, (02) Stanley M. Beck, Q.C., (03) Randall C. Benson, (04) Cyrus F. Freidheim, Jr., (05) John M. O’Brien, (06) Gordon A. Paris, (07) Graham W. Savage, (08) Raymond G.H. Seitz, (09) Raymond S. Troubh	For All m	Withhold All m	For All Except m

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name on the space provided above.
The Board of Directors recommends a vote FOR the following proposals:

2.	Amendment of the Hollinger International Restated Certificate of Incorporation changing Hollinger International’s name to Sun-Times Media Group Inc.	For m	Against m	Abstain m
		For	Against	Abstain
3.	Adoption of the Executive Cash Incentive Plan.	m	m	m

4.	OTHER BUSINESS. The proxies shall be authorized to vote, in their discretion, on any other business properly brought before the meeting and any adjournment or adjournments thereof.

Mark this box if you will attend the 2006 Annual Meeting of Stockholders	☐

Mark this box if you will not attend the 2006 Annual Meeting of Stockholders	☐

SIGNATURE(S)	DATE
NOTE: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, trustee, etc. or an officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.

     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE PAID ENVELOPE IF YOU ARE VOTING BY MAIL.
HOLLINGER INTERNATIONAL INC.
Dear Stockholder:
We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Control Number that appears in the box above on the upper right corner of this side of the proxy form must be used in order to vote by telephone or via the Internet.
The LaSalle Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until June 12, 2006, the day before the meeting.

Use a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your Control Number (located in the upper right corner of this side of the proxy form) available when you call.

Accessing the World Wide Web site http://www.eproxyvote.com/hlr/ to vote via the Internet. Have your Control Number (located in the upper right corner of the proxy form) available when you access the web page.
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.
THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!
Do Not Return this Proxy Card if you are Voting by Telephone or via the Internet.

HOLLINGER INTERNATIONAL INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOLLINGER INTERNATIONAL INC.
2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2006
The undersigned holder of shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), and/or Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Hollinger International Inc. (“Hollinger International”) hereby appoints Gordon A. Paris and James R. Van Horn, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all Class A Common Stock and/or Class B Common Stock of Hollinger International which the undersigned would be entitled to vote if personally present and voting at the 2006 Annual Meeting of Stockholders of Hollinger International to be held on June 13, 2006 at 10:00 a.m., local time, at The St. Regis Hotel, Two East 55th Street, New York, New York 10022, and at any adjournment or adjournments thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.
(1) Nominees to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified:
(01) John F. Bard; (02) Stanley M. Beck, Q.C.; (03) Randall C. Benson; (04) Cyrus F. Freidheim, Jr.; (05) John M. O’Brien; (06) Gordon A. Paris; (07) Graham W. Savage; (08) Raymond G.H. Seitz; (09) Raymond S. Troubh.
(2) Proposal to amend the Hollinger International Restated Certificate of Incorporation to change Hollinger International’s name to Sun-Times Media Group Inc.
(3) Proposal to adopt the Executive Cash Incentive Plan.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND BOTH PROPOSALS. THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL
PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
YOUR PROXY BY TELEPHONE OR INTERNET

A
D		T
M	Hollinger International Inc.	I
I		C
S	2006 Annual Meeting of Stockholders	K
S	Tuesday, June 13, 2006	E
I	The St. Regis Hotel	T
O	Two East 55th Street
N	New York, NY 10022
If your shares are registered in your name and you plan to attend the meeting, please bring this portion as your admission ticket. All stockholders will be required to show valid picture identification.